United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2008

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at the Hacienda Del Sol Guest Ranch Resort, 5601 N. Hacienda Del Sol Road, Tucson, Arizona 85718, at 9:00 a.m. (local time) on May 21, 2008. The Annual Meeting is being held for the following purposes:

1. To elect two Class 2 directors to each serve for a three year term until the 2011 annual meeting of stockholders and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2. To amend The Providence Service Corporation 2006 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under The Providence Service Corporation 2006 Long-Term Incentive Plan, as more fully described in the accompanying Proxy Statement; and

3. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, as shown by the transfer books of the Company, at the close of business on April 4, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone. Instructions on how to vote by the Internet or by telephone are included in the accompanying Proxy Statement

By Order of the Board of Directors

/s/ Fletcher Jay McCusker
Fletcher Jay McCusker
Chief Executive Officer and
Chairman of the Board of Directors

April 18, 2008

Tucson, Arizona

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE,

DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS

PROMPTLY AS POSSIBLE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY

TELEPHONE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY STATEMENT

FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER,

REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Providence Service Corporation, a Delaware corporation (“Providence”, the “Company”, “we”, “us” or “our”), for use at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Hacienda Del Sol Guest Ranch Resort, 5601 N. Hacienda Del Sol Road, Tucson, Arizona 85718, at 9:00 a.m. (local time) on May 21, 2008, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board’s proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about April 18, 2008.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 4, 2008 (“Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the Record Date, there were 12,166,107 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. Each share of Common Stock is entitled to one vote.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

The principal executive offices of the Company are located at 5524 East Fourth Street, Tucson, Arizona 85711, and the telephone number of the Company is (520) 747-6600.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Approval of any other proposal will require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. Abstentions, but not broker non-votes, on any other proposal will have the same legal effect as votes against the proposal. Broker non-votes will not count as votes against any proposal at the Annual Meeting. Cumulative voting is not permitted.

Voting by Mail. To vote by mail, please sign and date the enclosed proxy card and return it to the Company as soon as possible in the enclosed envelope. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described below, you need not also mail a proxy to the Company.

Voting by Internet or Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your proxy card. The deadline for registered stockholders to vote by the Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 20, 2008. You are encouraged to vote electronically by Internet or telephone.

Set forth below is a summary of these two voting methods which registered stockholders may utilize to submit their votes.

Vote by Internet www.proxyvote.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone 1-800-690-6903. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and/or instruction card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your proxy card. Please note that although there is no charge to you for voting by Internet or telephone, there may be costs associated therewith such as usage charges from Internet access providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker or bank), please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by Internet or telephone.

Voting at the Meeting. You may vote in person at the Annual Meeting. Even if you plan to attend the meeting, you are encouraged to submit a proxy or vote by Internet or telephone to ensure that your vote is received and counted.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. Only the last vote timely received by the Company will be counted. You may request a new proxy card from the Company’s Corporate Secretary. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 before the Annual Meeting. In addition, if you are permitted to vote by Internet or telephone, as described above, you may change your vote electronically by Internet or telephone by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Daylight Time, on May 20, 2008.

Failure to Provide Voting Instructions. If you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

•	“for” the election of the nominees, Warren Rustand and Richard Singleton, as Class 2 directors;

•	“for” the approval to increase the number of shares of Common Stock available for issuance under The Providence Service Corporation 2006 Long-Term Incentive Plan; and

•

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the 2007 Annual Report to Stockholders to the beneficial owners of the shares they hold of record.

The Company is not presently aware of any matters that will be brought before the Annual Meeting, which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by each stockholder known by Providence to own beneficially more than five percent of our outstanding Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name and Address	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
William Blair & Company, L.L.C. (2) 222 W. Adams, Chicago, IL 60606	1,062,780	8.7%
Next Century Growth Investors, LLC(3) 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416	1,053,016	8.7%
Cardinal Capital Management, LLC(4) One Greenwich Office Park, Greenwich, CT 06831	1,048,100	8.6%
Wasatch Advisors, Inc.(5) 150 Social Hall Avenue, Salt Lake City, UT 84111	902,065	7.4%
Deutsche Bank AG(6) Theodore-Heuss-Allee 70-60468 Frankfurt am Main, Federal Republic of Germany	721,170	5.9%
Bank of America Corporation(7) 100 N. Tryon St., Charlotte, NC 28255	688,501	5.7%
Zesiger Capital Group LLC (8) 320 Park Avenue, New York, NY 10022	662,050	5.4%
The Bank of New York Mellon Corporation (9) One Wall Street, 31st Floor, New York, NY 10286	633,497	5.2%

(1)

The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 1,062,780 shares of Common Stock indirectly beneficially owned by William Blair & Company, L.L.C. This is based on the Schedule 13G/A filed with the SEC on January 9, 2008.

(3)	Includes 1,053,016 shares of Common Stock indirectly beneficially owned by Next Century Growth Investors, LLC. As a result of their position with and ownership in Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet may be deemed to indirectly beneficially own the 1,053,016 shares of Common Stock indirectly beneficially owned by Next Century Growth Investors, LLC. The shares are owned by various accounts managed by Next Century Growth Investors, LLC. Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(4)	Includes 1,048,100 shares of Common Stock indirectly beneficially owned by Cardinal Capital Management, LLC. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(5)	Includes 902,065 shares of Common Stock indirectly beneficially owned by Wasatch Advisors, Inc. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(6)	Includes 721,170 shares of Common Stock indirectly beneficially owned by Deutsche Bank AG. The shares are owned by various accounts managed by Deutsche Bank AG. Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares. This is based on the Schedule 13G/A filed with the SEC on February 6, 2008.

(7)	Includes 688,501 shares of Common Stock indirectly beneficially owned by Bank of America Corporation. Includes shares held in separately managed account programs over which unaffiliated managers exercise investment discretion and voting power and over which, in certain instances, Bank of America Corporation has concluded that it also could be deemed to have shared investment discretion and voting power. This is based on the Schedule 13G/A filed with the SEC on February 7, 2008.

(8)	Includes 662,050 shares of Common Stock indirectly beneficially owned by Zesiger Capital Group LLC. This is based on the Schedule 13G filed with the SEC on February 11, 2008.

(9)	Includes 633,497 shares of Common Stock indirectly beneficially owned by The Bank of New York Mellon Corporation. The amount beneficially owned includes, where appropriate, securities not outstanding which are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days. These securities may exclude securities of Providence with respect to which voting and/or dispositive power is exercised by subsidiaries of The Bank of New York Mellon Corporation, or departments or units thereof, independently from the exercise of those powers over the securities reported on Schedule 13G filed with the SEC on February 14, 2008.

Management and Directors Only

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by (i) all of Providence’s directors and each nominee for director, (ii) all of Providence’s executive officers named in the “Summary Compensation Table” which follows and (iii) all of Providence’s directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Michael N. Deitch(2)	45,000	*
Fred Furman (3)	68,446	*
Fletcher Jay McCusker(4)	82,500	*
Craig A. Norris(5)	25,000	*
Mary J. Shea(6)	19,665	*
Hunter Hurst, III(7)	13,999	*
Kristi L. Meints(8)	55,428	*
Warren S. Rustand(9)	23,999	*
Richard Singleton(10)	41,407	*
All directors and executive officers as a group (10 persons)(11)	478,022	3.8%

*	Less than 1%.

(1)	The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Represents 45,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(3)	Represents 68,446 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(4)	Includes 12,500 shares of Common Stock held by Mr. McCusker. Includes 70,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(5)	Represents 25,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(6)	Includes 15,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 4,665 shares of Common Stock held by the Mary J. Shea Revocable Trust for which Ms. Shea is the sole trustee and sole beneficiary.

(7)	Includes 666 shares of Common Stock held by Mr. Hurst. Includes 13,333 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(8)	Includes 666 shares of Common Stock held by Ms. Meints. Includes 54,762 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(9)	Includes 666 shares of Common Stock held by Mr. Rustand. Includes 23,333 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 666 shares of Common Stock held by Mr. Singleton. Includes 40,741 shares of Common

Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(11)	Includes 355,615 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, 4,665 shares of Common Stock held by the Mary J. Shea Revocable Trust, 117,742 shares of Common Stock in the aggregate held by Messrs. McCusker, Hurst, Rustand, John Shermyen (chief executive officer of Logisticare Solutions, LLC acquired by the Company in December 2007) and Singleton, and Ms. Meints.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is responsible for the business and affairs of the Company. The Company’s Second Amended and Restated Certificate of Incorporation provides that the number of directors be between five and eleven as determined by the Board. The Board is set at six directors and is divided into three classes equal in size, serving staggered three year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

On April 10, 2008, Steven I. Geringer resigned from Providence’s Board. The Nominating and Corporate Governance Committee is currently seeking an individual to recommend to the Board to fill this vacancy.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The nominees have consented to being named in the Proxy Statement and to serve if elected. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The Board proposes the election of the following nominees as Class 2 directors: Warren Rustand and Richard Singleton.

The director nominees were nominated by the Company’s Nominating and Corporate Governance Committee, which nominations were confirmed by the Board.

If elected, each nominee is expected to serve until the 2011 annual meeting of stockholders or his successor is duly elected and qualified. The two nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Messrs. Rustand and Singleton are presently directors of the Company.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as the Board may recommend in the place of such nominee to fill the vacancy. Information regarding the two nominees is set forth below.

The Board recommends that the stockholders elect the two nominees named below as directors of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and director nominees as of April 11, 2008.

Name	Age	Class	Term Expires
Hunter Hurst, III (1)(2)(3)	69	1	2010
Fletcher Jay McCusker	58	3	2009
Kristi L. Meints (1)(2)	53	3	2009
Warren S. Rustand (4)(5)	65	2	2008
Richard Singleton (1)(2)(3)(5)	72	2	2008

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Lead Director.

(5)	Director Nominee.

There are no other nominees for director known to the Company at this time. There are no family relationships among the current directors or executive officers of the Company.

The following is a brief summary of the background of each director and director nominee:

Hunter Hurst, III has served as our director since December 1996 and chairperson of the nominating and corporate governance committee of our board of directors since May 2005. Mr. Hurst has served as Director of the National Center for Juvenile Justice since its founding in 1973. The Center (NCJJ) is the leading resource for juvenile justice research and statistics in the western hemisphere. He has directed over thirty applied research studies and has authored numerous publications relating to juvenile issues. He received his bachelor’s degree in psychology and master’s degree in social work from Louisiana State University in 1960 and 1965, respectively.

Fletcher Jay McCusker has served as our chairman of the board of directors and chief executive officer since our company was founded in December 1996. Prior to founding our company, Mr. McCusker served as executive vice president of Youth Services International, Inc., a Nasdaq listed company that provided private institutional care for at-risk youth, from July 1995 until December 1996. From September 1992 until July 1995, he served as chief executive officer of Introspect Healthcare Corporation, a large multi-state behavioral health provider. In 1983, Mr. McCusker co-founded a mental health care company, Century Healthcare, which was sold to New York Stock Exchange listed Columbia Healthcare in 1992. Mr. McCusker received a bachelor’s degree in rehabilitation from the University of Arizona in 1974 and completed the public programs graduate program without a terminal degree at Arizona State University in 1982.

Kristi L. Meints has served as our director and chairperson of the audit committee of our board of directors since August 2003. Since January 2005 and from August 1999 until September 2003, she has served as vice president and chief financial officer of Chicago Systems Group, Inc., a technology consulting firm based in Chicago, Illinois. From October 2003 through December 2004, she served as chief financial officer of Peter Rabbit Farms, a carrot and vegetable farming business in Southern California. From January 1998 until August 1999, she was interim chief financial officer for Cordon Corporation, a start-up services company. Ms. Meints was group finance director for Avery Dennison Corporation, a New York Stock Exchange listed company that is a multi-national manufacturer of consumer and industrial products, from March 1996 until December 1997. From February 1977 until June 1995, she held a variety of financial positions at SmithKline Beecham Corporation, including as director of finance, worldwide manufacturing animal health products; and as manager of accounting and budgets for Norden Laboratories, Inc., one of its wholly owned subsidiaries. She received a bachelor’s degree in accounting from Wayne State College in 1975 and a master’s degree in business administration from the University of Nebraska in 1984.

Warren S. Rustand has served as our director since May 2005. Since September 2005, Mr. Rustand has served as Managing Director of SC Capital Partners, an investment banking group which includes: corporate advisory services, a private equity fund, capital sourcing, with a focus on the microcap market. He was previously the CEO of Summit Capital, a firm which specializes in the development of small to midsize companies by sourcing, and structuring financial, and human capital resources for the organization. Mr. Rustand has served as a member of the Board of Directors for over 40 public, private, and not-for-profit organizations. The range of these organizations is from multibillion dollar public companies, to midsize, early stage, and startup companies. Additionally, he has been a strategic partner in Harlingwood Partners, LP, a $200 million private fund focused on leveraged build-ups and consolidations in a variety of industries ranging from business services outsourcing to healthcare and manufacturing. In addition, Mr. Rustand has had a long term interest in public policy, and in 1973, was selected as a White House Fellow. During his fellowship, he served in various positions such as special assistant to the Secretary of Commerce and special assistant to the Vice President. In addition, from 1974 to 1976, he served as the Appointments Secretary to the President. Mr. Rustand serves as a director of TLC Vision Corporation, a Nasdaq listed eye-care services company, and the chairman of its audit committee. He received his BA and M.Ed. at the University of Arizona in 1965 and 1972, respectively.

Richard Singleton has served as our director since March 1998. Colonel Singleton is a retired United States Army colonel having served in the Army for 30 years. He was one of the founders of Youth Services International, Inc., a Nasdaq listed company that provided private institutional care for at-risk youth. He served as a superintendent of Boys School for the Department of Juvenile Justice State of Florida from June 1999 to July 2004. From January 1997 until June 1999, Colonel Singleton was the Regional Director of operations for Three Springs, Inc., located in Huntsville, Alabama, where he was responsible for the overall operations and management of juvenile justice facilities in the State of Georgia. Colonel Singleton received a bachelor’s degree in education from the South Carolina State University in 1958 and a master’s degree in public administration from the University of Missouri in 1972.

The following is a brief summary of the background of each executive officer who is not a director as of April 11, 2008:

Michael N. Deitch, 51, a certified public accountant, has served as our chief financial officer since June 1997. He was named secretary and treasurer in October 1998. Prior to joining our company, Mr. Deitch served as director of financial controls for Crawford & Company, a New York Stock Exchange listed company specializing in health care and business claims adjusting from March 1995 to April 1997. Mr. Deitch founded and served as chief financial officer for Showtime Event Rentals, Inc., an event and party rental company from August 1994 until March 1995. Mr. Deitch served as litigation manager for Raburn and Decosimo, CPAs, a specialized litigation and business valuation firm, from January 1991 until August 1994. Mr. Deitch served as southeast region senior financial analyst and as a senior member of the tax department for Glasrock Home Health Care, Inc., a wholly-owned subsidiary of the New York Stock Exchange listed company British Oxygen Company, now known as the BOC Group, from November 1984 until January 1991. Mr. Deitch received a bachelor’s degree in accounting from the University of Tennessee in 1979 and a master’s degree in business administration from the University of Tennessee in 1981.

Mary J. Shea, 52, has served as our executive vice president of program services since February 2003 and as president of our Arizona operations from February 1997 until February 2003. Ms. Shea served as a member of our board of directors from September 1999 to August 2003. Prior to joining our company, she was the director of case management for Introspect Healthcare Corporation, a large, multi-state behavioral health provider, from October 1995 until February 1997. Ms. Shea worked as a supervisor for the State of Arizona and the Arizona Center for Clinical Management, a managed care entity providing behavioral health services in southern Arizona, from March 1990 until September 1995. She received a bachelor’s degree in natural resources from the University of Wisconsin in 1978.

Craig A. Norris, 40, has served as our chief operating officer since April 2004 and as president, eastern division, from May 1998 to March 2004. Prior to joining our company, Mr. Norris served as the chief operating officer of Parents and Children Together, Inc., a home based counseling provider from June 1994 until April 1998, which we acquired in February 1997. Mr. Norris was employed as a psychotherapist for the Arizona Department of Health from December 1992 until June 1994. Mr. Norris was a treatment coordinator for the Arizona Center for Clinical Management, a managed care behavioral health care provider for southern Arizona, from May 1992 until December 1992. Mr. Norris received a bachelor’s degree in psychology from the University of Arizona in 1989 and dual master’s degrees in counseling and organizational management from the University of Phoenix in 1993 and 1996, respectively.

Fred D. Furman, Esq., 59, has served as our executive vice president since March 2006 and our general counsel since September 2003. From August 2002 until September 2003, Mr. Furman was self-employed as a consultant. Mr. Furman was previously with PMR Corporation, a publicly traded mental health company, from March 1995 until August 2002 (when PMR merged with Psychiatric Solutions, Inc.), where he held a number of positions, including most recently, from September 1997 through August 2002, as its president and general counsel. Mr. Furman is a former partner and head of the litigation department for the Philadelphia law firm of Kleinbard, Bell & Brecker LLP. Mr. Furman received his bachelor’s degree in history from Temple University in 1969 and a juris doctorate degree from Temple University, School of Law in 1973.

John L. Shermyen, 54, has served as chief executive officer of our subsidiary LogistiCare Solutions, LLC, since our acquisition of Charter LCI Corporation in December 2007. As a founder of Charter LCI Corporation in 1994, Mr. Shermyen previously held the titles of president and chief executive officer of Charter LCI Corporation since its inception and chairman from 1999 until 2004. Prior thereto, Mr. Shermyen was founder and chief executive officer of Automated Dispatch Services Inc., a transportation management services company, from 1987 until 1993. Mr. Shermyen received a bachelors degree in geography from the University of Florida in 1976 and a masters degree in Geography from the University of Florida in 1979.

CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board believes that independence depends not only on our director’s individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under our corporate governance guidelines, the Board, with the assistance of legal counsel and the Nominating and Corporate Governance Committee of the Board, uses the current standards for “independence” established by The Nasdaq Stock Market LLC, referred to in the remainder of this proxy statement as “Nasdaq”, to evaluate any material relationship a director may have with Providence to determine director independence. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with Providence or any subsidiary in the consolidated group other than as a director of another Board of Directors. Any relationship that falls below a threshold set forth by the standards for “independence” established by Nasdaq and our corporate governance guidelines, or is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship. Our Board has affirmatively determined that all the directors are independent except for Mr. McCusker, who is employed by Providence. The Board determined that Mr. Rustand has an immaterial relationship with Providence (other than being a director and stockholder of Providence) by virtue of the engagement by Providence of a consultant (to administer its employee benefits plans) which employs three of Mr. Rustand’s sons. Notwithstanding the fact that this relationship is required to be disclosed under Item 404(a) of SEC Regulation S-K, the Board determined this relationship to be immaterial based on the dollar amounts involved in the transaction.

Communication with the Board

Stockholders may communicate with the Board, including the non-management directors, by sending a letter to an individual director or to Providence’s Board, c/o Michael N. Deitch, Corporate Secretary, The Providence Service Corporation, 5524 East Fourth Street, Tucson, Arizona 85711. In the letter, the stockholder must identify him or herself as a stockholder. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to Providence’s Board. All proper stockholder communications received by Mr. Deitch will be delivered to Providence’s Audit Committee Chairperson or to the director to which such correspondence is addressed.

Meetings of the Board of Directors and Committees

The Board held ten meetings during the 2007 fiscal year. The Audit Committee held eight meetings during the 2007 fiscal year. The Compensation Committee held eight meetings during the 2007 fiscal year. The Nominating and Corporate Governance Committee held four meetings during the 2007 fiscal year. During fiscal 2007, none of the directors attended less than 75% of all of the meetings of the Board (held during the period for which he or she was a director) and the meetings of all committees of the Board on which such director served.

Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2007. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

The Board has an internal policy that all of the directors should attend the annual meeting of stockholders, absent exceptional cause. All then six directors attended the 2007 annual meeting of stockholders.

Lead Director

Mr. Rustand serves as Lead Director of the Board. The Board has determined that the Lead Director will (i) preside at all meetings of the Board at which the Chairman is not present including executive sessions of the independent directors; (ii) respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate; (iii) review meeting agendas and schedules for the Board; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) call special meetings of the independent directors in accordance with Providence’s by-laws, as the Lead Director may deem to be appropriate.

Committees of the Board of Directors

The Board has a separately-designated standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently composed of Ms. Meints (Chairperson) and Messrs. Hurst, and Singleton. The Audit Committee is directly responsible for:

•	appointing, overseeing and compensating the work of the outside auditor;

•	reviewing Providence’s quarterly financial statements and earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by Providence’s outside auditor;

•

engaging in a dialogue with the outside auditor regarding relationships which may impact the independence of the outside auditor and being responsible for oversight of the independence of the outside auditor;

•	reviewing and approving the report of the Audit Committee to be filed with the SEC;

•	reviewing with the outside auditor the adequacy and effectiveness of the internal controls over financial reporting;

•	establishing procedures for the submission of complaints, including the submission by the Company’s employees of anonymous concerns regarding questionable accounting or auditing matters;

•

reviewing with Providence’s Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design or operation of our internal controls and any fraud, whether or not material, that involves our management or other employees who have a significant role in the Providence’s internal controls;

•

reviewing and approving all transactions between Providence and any Related Person that are required to be disclosed under Item 404 of SEC Regulation S-K, or Item 404. The terms “Related Person” and “transaction” have the meanings given to such terms in Item 404, as may be amended from time to time; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

The Board has determined that each member of the Audit Committee is independent as defined by the applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Ms. Meints is an “audit committee financial expert” as defined under Item 407 of SEC Regulation S-K.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hurst (Acting Chairperson) and Singleton, and Ms. Meints. Until his resignation, from the Board on April 10, 2008, Mr. Geringer served as a member and Chairperson of the Compensation Committee. The Compensation Committee is directly responsible for:

•	reviewing and determining annually the compensation of Providence’s Chief Executive Officer and other executive officers;

•

preparing an annual report on executive compensation for inclusion in Providence’s annual proxy statement for each annual meeting of stockholders in accordance with applicable SEC rules and regulations;

•

reviewing and discussing with Providence’s management the Compensation Discussion and Analysis required by Item 402 of SEC Regulation S-K. Based on such review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in Providence’s annual report or proxy statement for the annual meeting of stockholders;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of Common Stock and other equity securities; and

•	reviewing and assessing annually, the Compensation Committee’s performance and the adequacy of the Compensation Committee Charter.

In addition, the Compensation Committee administers The Providence Service Corporation 2006 Long-Term Incentive Plan.

As provided in its charter, the Compensation Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees of the Compensation Committee. To date, the Compensation Committee has not delegated its responsibilities. Mr. McCusker, our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the compensation of executive officers, other than himself, but does not participate in the final deliberations of the Compensation Committee. The Compensation Committee has the authority to retain independent counsel or other advisors and has, in the past, retained compensation consultants and outside counsel to assist it.

The Board has determined that each member of the Compensation Committee is independent as defined in applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Hurst (Chairperson) and Singleton and Ms. Meints. On April 14, 2008, Ms. Meints was appointed to the Nominating and Corporate Governance Committee to replace Mr. Geringer who resigned from the Board on April 10, 2008. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	selecting the slate of nominees of directors to be proposed for election by the stockholders and recommending to the Board individuals to be considered by the Board to fill vacancies;

•	developing and implementing policies regarding corporate governance matters and recommending any desirable changes to such policies to the Board;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee Charter.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in applicable Nasdaq listing standards.

The Audit, Compensation, and Nominating and Corporate Governance Committees are each governed by a written charter approved by the Board. A copy of each committee’s charter is available on our website at www.provcorp.com under “Investor Information”. Providence intends to disclose any amendments to these charters required by the SEC or listing standards of Nasdaq at the same location on our website.

Director Nomination Process

Director Qualifications

Nominees for director will be selected on the basis of outstanding achievement in their careers and other factors including: board experience; education; whether they are independent under applicable Nasdaq listing standards and the SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; experience in the social services industry and knowledge about the issues affecting the social services industry; and willingness to devote adequate time to Board and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of Providence and our stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Providence’s financial statements.

Director Nominee Selection Process

In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to Providence during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Corporate Governance Committee;

•	reports to the Board by the Nominating and Corporate Governance Committee on the selection process;

•	recommendations by the Nominating and Corporate Governance Committee; and

•	formal nominations by the Board for inclusion in the slate of directors at the annual meeting.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board, the nominees to be considered for election as a director. The officer presiding over the stockholders meeting, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and Providence’s amended and restated bylaws. Under Providence’s amended and restated bylaws, a stockholder who desires to nominate directors for election at our stockholders meeting must comply with the procedures summarized below. Providence’s bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to Providence’s Registration Statement on Form S-1 filed with the SEC in June 2004 or upon the stockholder’s written request directed to the Corporate Secretary at the address given below. See “–Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to Providence’s amended and restated bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board must be submitted to our Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 5524 East Fourth Street, Tucson, Arizona 85711, not later than (i) the latest date upon which stockholder proposals must be submitted to Providence for inclusion in our proxy statement relating to such meeting pursuant to Rule 14a-8 under the Exchange Act or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, 30 days prior to the printing of Providence’s proxy materials with respect to such meeting or if no proxy materials are being distributed to stockholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each nomination is required to set forth:

•	the name and address of the stockholder making the nomination and the person or persons nominated;

•

a representation that the stockholder is a holder of record of capital stock of Providence entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated;

•

a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder;

•

such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and

•	the consent of each nominee to serve as a director of Providence if so elected.

All nominations that are late will be rejected by Providence.

Compensation of Non-Employee Directors

As compensation for their service as directors of Providence for 2007, each non-employee member of the Board received a $50,000 annual stipend, except for the Audit Committee Chair who received an $80,000 annual stipend, the Lead Director who received a $75,000 annual stipend, and the Chairs of the Compensation Committee and Nominating and Corporate Governance Committee who each received $60,000 annual stipends. Payment of the annual stipends was made on a monthly basis following each month of service. No additional payments were made to non-employee members for participating in the board of director and committee meetings.

On January 14, 2008, the Nominating and Corporate Governance Committee approved, effective January 1, 2008, an increase in compensation to non-employee members of the Board for their service as our directors. Effective January 1, 2008, each non-employee member of the Board receives a $60,000 annual stipend, except for the Audit Committee Chair who receives a $90,000 annual stipend, the Lead Director who receives an $85,000 annual stipend, the Chair of the Compensation Committee who receives an $80,000 annual stipend, and the Chair of the Nominating and Corporate Governance Committee who receives a $70,000 annual stipend. Payment of the annual stipends is made on a monthly basis following each month of service. No additional payments are made to non-employee members for participating in the Board and committee meetings.

Each non-employee member then serving on the first business day of each January receives 2,000 shares of restricted stock, and a ten year option to purchase 10,000 shares of Common Stock with an exercise price equal to the closing market price of Common Stock on the date of grant under our 2006 Long-Term Incentive Plan. All awards vest in three equal installments on the first, second and third anniversaries of the date of grant. As of December 31, 2007, all of the shares of our Common Stock that may be issued under the 2006 Plan have either been issued or are subject to outstanding awards. As such, each non-employee member serving on the Board at the time of the annual meeting and was serving as a director in January 2008 will be granted the equity compensation described above upon Board and stockholder approval to increase the number of shares of our common stock to be issued under the 2006 Plan.

Additionally, members of the Board are reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and of committees of the Board.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Option Awards (1)(2) ($)	Total ($)
Steven I. Geringer (3)	60,000	16,243	34,441	110,684
Hunter Hurst, III*	60,000	16,243	34,441	110,684
Kristi L. Meints*	80,000	16,243	34,441	130,684
Warren S. Rustand**	72,917	16,243	34,441	123,601
Richard Singleton	50,000	16,243	34,441	100,684

*	Committee Chair

**	Lead Director

(1)	For services to be rendered in 2007, each non-employee director was awarded an option to purchase 10,000 shares of Common Stock and 2,000 shares of restricted stock in January 2007 under our 2006 Long-Term Incentive Plan. The options are ten year options with an exercise price equal to the closing market price of Common Stock on the date of grant. The options and restricted stock vest in three equal annual installments on the first, second and third anniversaries of the date of grant. The amounts shown in this column represent stock-based compensation for 2007 under Statement of Financial Accounting Standards No. 123R “Share-Based Payment”, or SFAS 123R. For a discussion of valuation assumptions, see Note 14, Stock-Based Compensation Arrangements, of Providence’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	The following tables set forth the number of unexercised options to purchase shares of our Common Stock and the associated exercise price, and the number of shares of unvested restricted stock each non-employee director had as of December 31, 2007.

	Number of stock options
Exercise Price	Steve Geringer	Hunter Hurst III	Kristi Meints	Warren Rustand	Richard Singleton
$3.50	—	—	—	—	2,858
$4.73	—	—	—	—	4,287
$7.00	—	—	1,429	—	1,429
$17.13	10,000	—	10,000	—	10,000
$20.30	10,000	—	30,000	—	10,000
$24.08	—	—	—	10,000	—
$24.59	10,000	10,000	10,000	10,000	10,000
$28.47	10,000	10,000	10,000	10,000	10,000

Total	40,000	20,000	61,429	30,000	48,574

	Number of shares of restricted stock
Fair Value (a)	Steve Geringer	Hunter Hurst III	Kristi Meints	Warren Rustand	Richard Singleton
$24.59	2,000	2,000	2,000	2,000	2,000

(a)	Fair value per share as calculated under SFAS 123R.

(3)	On April 10, 2008, Mr. Geringer resigned from the Board. Prior to his resignation, Mr. Geringer served as Chairperson of the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Providence. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Providence with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, all other Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders complied with applicable Section 16(a) requirements during the year ended December 31, 2007 other than Messrs. Hurst, Geringer, Rustand and Singleton, and Ms. Meints who each filed a statement of changes in beneficial ownership on Form 4 reporting the award of stock options and restricted stock late.

Certain Relationships and Related Transactions

All of our directors and officers complete a Director and Officer Questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related person transactions, as defined in Item 404 of SEC Regulation S-K. In examining related party transactions, our Audit Committee, considers whether our directors, officers, holders of more than five percent of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the non-interested Audit Committee members, and finally by a majority of the non-interested Board members. Our Audit Committee’s procedures for reviewing related party transactions are not in writing.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Hurst and Singleton, and Ms. Meints. Prior to his resignation on April 10, 2008, Mr. Geringer served as a member of the Compensation Committee. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2007 was a current or former officer or employee or engaged in certain transactions with us, required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during the fiscal year ended December 31, 2007, which generally means that none of Providence’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as Providence’s director or member of our Compensation Committee.

Transaction with Mr. McCusker, Providence’s Chief Executive Officer

Beginning in 2004, Providence began using a twin propeller KingAir airplane operated by Las Montanas Aviation, LLC for business travel purposes on an as needed basis. Las Montanas Aviation, LLC is owned by Mr. McCusker. Providence reimburses Las Montanas Aviation, LLC for the actual cost of use currently equal to $1,400 per flight hour. For the year ended December 31, 2007, Providence reimbursed Las Montanas Aviation, LLC approximately $133,000 for use of the airplane for business travel purposes.

Transaction with CBIZ Benefits and Insurance Services, Inc.

Providence uses CBIZ Benefits and Insurance Services, Inc. (“CBIZ”) to administer and consult on its self-insured employee health benefits, 401(k) and deferred compensation plans. For 2007, CBIZ and its subsidiaries received approximately $221,000 consisting of fees of approximately $153,000 paid by Providence and commissions of approximately $68,000 paid by third parties related to business with Providence. Eric Rustand and Garrett Rustand, two of Mr. Rustand’s sons, work for CBIZ. Eric Rustand, Vice President of Business Development for CBIZ, is the lead consultant on the employee health benefits plans for Providence. Garrett Rustand, Vice President of Wealth Management for CBIZ, is one of three wealth management practitioners overseeing Providence’s 401(k) and deferred compensation plans. For 2007, Eric Rustand received approximately $44,000 in commissions from CBIZ related to CBIZ’s business with Providence. Garrett Rustand did not receive compensation in 2007 related to CBIZ’s business with Providence as the consulting arrangement with CBIZ related to Providence’s 401(k) and deferred compensation plans began in January 2008. A third son works for CBIZ, but did not receive compensation related to CBIZ’s business with Providence.

Consulting Agreement with Steven I. Geringer

On April 10, 2008, Steven I. Geringer resigned his positions as a member of the Board of the Providence and Chairman of the Board’s Compensation Committee, for personal reasons. Mr. Geringer will continue to serve Providence as a consultant for a period commencing on April 11, 2008 and terminating on May 31, 2010 (the “Term”) pursuant to the terms of a consulting agreement entered into between the parties ( the “Consulting Agreement”). Mr. Geringer will receive a consulting fee of approximately $6,666.67 per month during the Term of the Consulting Agreement, payable on the 15th day of each calendar month, as well as an award of 1,334 shares of restricted stock (the “initial grant”) under The Providence Service Corporation 2006 Long Term Incentive Plan. The initial grant of restricted stock will vest in two equal installments on each of January 2, 2009 and January 3, 2010.

In addition, subject to stockholder approval of an amendment to The Providence Service Corporation 2006 Long-Term Incentive Plan, Mr. Geringer will receive (i) on the date of such stockholder approval, an award of non-qualified stock options to purchase 6,666 shares of Providence’s Common Stock and an award of 1,334 shares of restricted stock, each of which will vest in two equal installments on January 1, 2009 and January 1, 2010; and (ii) on the first business day of 2009, an award of non-qualified stock options to purchase 3,334 shares of Providence’s Common Stock and 667 shares of restricted stock, which will vest on the first anniversary of the date of grant.

PROPOSAL 2 – AMENDMENT TO THE PROVIDENCE SERVICE COPRORATION 2006

LONG-TERM INCENTIVE PLAN

General

In connection with the Company’s acquisition of Charter LCI Corporation in December 2007, the Company used 418,952 shares of its Common Stock under the 2006 Plan to fund the Company’s obligation to issue the same number of shares of its Common Stock under a stock option exchange and cancellation agreement by and between the Company and certain employees of LogistiCare, Inc. (a subsidiary of Charter LCI Corporation) who held options to purchase shares of LogistiCare, Inc. common stock. Accordingly, 22,657 shares of the Company’s Common Stock remain available as of April 4, 2008 under the 2006 Plan. As a result, on April 14 2008, upon the recommendation of the Compensation Committee the Board approved an amendment to The Providence Service Corporation 2006 Long-Term Incentive Plan (“2006 Plan”), subject to approval by the stockholders of the Company, to increase the number of shares of Common Stock authorized for issuance under the 2006 Plan by 1,000,000 shares from 800,000 shares to 1,800,000 shares.

The 2006 Plan is intended to advance the interests of the Company and its stockholders by providing for the grant of stock-based and other incentive awards to enhance the Company’s ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and any entity in which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests (“Affiliates”) and encourage such persons to take into account the long-term interests of the Company and its stockholders through ownership of Common Stock or securities with value tied to Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons. Under the 2006 Plan, stock options may be granted that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as stock options not intended to so qualify which are referred to as non-qualified stock options.

If approved, the amended 2006 Plan would allow the Company to make awards to employees, directors, consultants, advisors and others who are in a position to make contributions to the Company and its Affiliates up to 1,800,000 shares of Common Stock. As of the Record Date, there were an aggregate of 160,900 and 139,698 shares of Common Stock subject to outstanding options and restricted stock grants, respectively, under the 2006 Plan. Historically, the Company provided stock based compensation under the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”) and 2003 Stock Option Plan (the “2003 Plan”) to employees, non-employee directors and consultants. As of that date, there were an aggregate of 815,781 shares of Common Stock subject to outstanding options under the 2003 Plan and 1997 Plan. As of the Record Date, there were no shares of Common Stock remaining available for future grants under the 1997 Plan and 2003 Plan. No further grants or awards may be issued under the 1997 Plan or 2003 plan, but the awards outstanding under the both plans will remain in effect in accordance with their terms.

In order to address potential stockholder concerns regarding the number of awards that may be granted under the 2006 Plan the Compensation Committee intends to grant in a given year for the next three fiscal years (commencing the fiscal year ending December 31, 2008), the Company’s prospective three-year average burn rate with respect to the Company’s equity awards will not exceed the greater of 4.57% of the Company’s shares of Common Stock outstanding or the industry mean at the end of the Company’s most recently completed fiscal year, based on a sampling of companies with whom the Company is included in the 4-digit Global Industry Classification Standards Code. This policy will apply only to shares of Common Stock issued under the 2006 Plan. The burn rate will be calculated as (i) the number of shares of Common Stock underlying options, SARs, and similar awards plus two times the number of shares of Common Stock underlying full value awards such as restricted stock (units), divided by (ii) the fiscal year end basic shares of Common Stock outstanding. SARs or full value shares settled in cash will not be included in the calculation of burn rate.

The following summary of principal features of the 2006 Plan in this Proxy Statement is qualified in its entirety by the language in the 2006 Plan, which is attached as Appendix A to this Proxy Statement. Stockholders should read the 2006 Plan in its entirety.

Administration

The Compensation Committee administers the 2006 Plan and has discretionary authority to operate, manage and administer the 2006 Plan in accordance with its terms. The Compensation Committee determines participants who will be granted awards under the 2006 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2006 Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will exercise its discretion consistent with qualifying the award for that exception. The Compensation Committee interprets the 2006 Plan and award agreements and has authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2006 Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the 2006 Plan are final and conclusive.

Within the limitations of the 2006 Plan and applicable law, the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other awards among such persons (other than officers of the Company) eligible to receive awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) will have authorized the issuance of a specified number of shares of Common Stock under such awards and will have specified the consideration, if any, to be paid therefore; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. References to Administrator in this summary of the principal features of the 2006 Plan mean the Compensation Committee and persons delegated responsibilities under the 2006 Plan. The Compensation Committee has delegated authority to Mr. McCusker, the Company’s Chief Executive Officer, to grant awards to key employees and consultants under this provision, subject to limitations.

The Compensation Committee must be comprised of two or more members of the Board of Directors, each of whom satisfies independence criteria of the applicable listing standards of The Nasdaq Stock Market, LLC, is an “outside” director within the meaning of Section 162(m) of the Code and is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Currently, the members of the Compensation Committee are Messrs. Hurst and Singleton, and Ms. Meints, each of whom is a director, but not an employee, of the Company.

Limits on Awards

The maximum number of shares of Common Stock that may be issued under the 2006 Plan may not exceed, in the aggregate 800,000 shares; provided however, if this proposal is approved, the aggregate number of shares that may be issued under the 2006 Plan will be 1,800,000. Of the aggregate number of shares eligible for issuance under the 2006 Plan, the number of shares of Common Stock that may be issued pursuant to incentive stock options (“ISOs”) is 800,000. The 2006 Plan provides that for purposes of determining the number of shares of Common Stock available for delivery under the 2006 Plan, (a) when a SAR is exercised, the full number of shares covered by the exercised portion of the SAR will be deducted from the shares available for delivery under the 2006 Plan, if the SAR is settled in shares and (b) any shares subject to an award or portion of an award that is terminated, surrendered or cancelled will be available for future awards under the 2006 Plan; however, shares used to pay the exercise price or required tax withholding for an award under the 2006 Plan will not be available for future awards under the 2006 Plan. To the extent consistent with Section 422 of the Code, the Company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2006 Plan in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the 2006 Plan. Common Stock delivered by the Company under the 2006 Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the 2006 Plan.

Participation

The Administrator may grant awards under the 2006 Plan to employees, directors, consultants and advisors of the Company and its Affiliates (“Participants”). However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the 2006 Plan.

Rules Applicable to Awards Granted Under the 2006 Plan

The Administrator determines the terms of all awards, subject to the limitations provided under the 2006 Plan. All awards are evidenced by an agreement approved by the Administrator. By accepting any award granted under the 2006 Plan, the Participant agrees to the terms of the award and the 2006 Plan. Notwithstanding any provision of the 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified under the 2006 Plan, as determined by the Administrator.

•

Term of the 2006 Plan. The 2006 Plan became effective upon stockholder approval on May 25, 2006 and will continue in effect until all shares of the Common Stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Administrator. No awards may be made after May 25, 2016, but previously granted awards may continue beyond that date in accordance with their terms.

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Transferability. ISOs and other awards under the 2006 Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution or the designated beneficiary of a deceased Participant. During the Participant’s lifetime the Administrator may permit awards other than ISOs and any related SARs to be transferred. In no event may awards be transferred for consideration.

•	Dividend Equivalents. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Common Stock subject to an award.

•

Section 409A of the Code. Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. If any provision of the 2006 Plan or an award agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an award to be subject to the interest and penalties under Section 409A of the Code, such provision of the 2006 Plan or award will be modified to maintain, to the maximum extent possible, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any provisions of the 2006 Plan or any award granted thereunder to the contrary, no acceleration may occur with respect to any award to the extent such acceleration would cause the 2006 Plan or an award granted there under to fail to comply with Section 409A of the Code. Additionally, notwithstanding any provisions of the 2006 Plan or an applicable award agreement to the contrary, no payment shall be made with respect to any award granted under the 2006 Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

Stock Options and SARs

A stock option is the right to purchase a specified number of shares of Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2006 Plan. SARs may be granted under the 2006 Plan alone or together with specific stock options granted under the 2006 Plan. SARs are awards that, upon their exercise, give a Participant the right to receive from the Company an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of the Common Stock on the exercise date over the grant price of the SAR.

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Duration of Options and SARs. The latest date on which an option or a SAR may be exercised is the tenth anniversary of the date the option (fifth anniversary in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the option or SAR was granted.

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Vesting. The Administrator will fix the term during which each stock option or SAR may be exercised, but no stock option or SAR may be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, one-third of each award of stock options or SARs will become exercisable upon one-year from the date of grant with the remaining portion of the award becoming exercisable in equal installments commencing on the second and third one year anniversaries of the date of grant. The Administrator may accelerate vesting of stock options and SARs.

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Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by a payment required under the award.

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Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each award requiring exercise is 100% (in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Common Stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

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Payment of Exercise Price. The exercise price of any award granted under the 2006 Plan may be paid in cash, shares of the Company’s Common Stock that have been outstanding for a least six months and that have a fair market value equal to the exercise price or any other method that may be approved by the Administrator, such as a cashless broker-assisted exercise that complies with law.

Restricted Stock and Other Awards not Requiring Exercise

Restricted stock awards are shares of Common Stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Administrator. A recipient of restricted stock has the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Administrator provides otherwise in the grant.

•	Consideration. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines.

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Vesting. Restricted stock is granted subject to such restrictions on the full enjoyment of the shares as the Administrator specifies; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and will lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator specifies. The Administrator fixes the term during which each restricted stock award vests. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, each award of restricted stock that vests over time will vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each award of restricted stock that vests based on the satisfaction of certain performance criteria established by the Administrator will begin vesting after the first anniversary of the date of grant.

Events Affecting Outstanding Awards

Events affecting outstanding awards include termination of employment, change in control, termination of awards and change in and distributions with respect to Common Stock.

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Termination of Employment. In general, the treatment of an award upon termination of an employee Participant’s employment will be determined by the Administrator at the time of grant and specified in the document by which the award is granted, subject to the authority of the Administrator under the 2006 Plan to modify or waive terms and conditions of the award. If the termination of employment is by reason of disability (as determined by the Administrator) or death subject to certain limitations of the 2006 Plan and/or the award agreement: (A) stock options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s employment ceased as a result of disability or the third anniversary of the date on which the Participant’s employment ceased as a result of death, and (y) the date on which the award would have terminated had the Participant remained an employee and (B) the Participant’s unvested restricted stock and restricted stock units will immediately vest and become free of restrictions. If vesting or exercisability of an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time the Participant’s employment terminates by reason of disability or death, the award will terminate unless the Administrator exercises its authority under the 2006 Plan to waive or modify the conditions of the award. If the termination of employment is for any reason other than disability or death of the Participant: (A) stock options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of employment will terminate immediately. Each such stock option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s employment ceased and (y) the date on which the Award would have terminated had the Participant remained an employee. The Company will have the right to reacquire the Participant’s unvested restricted stock at the lower of the Participant’s original purchase price, if any, for such Common Stock, and the fair market value of the Common Stock on the date of termination. If there was no purchase price, then the restricted stock will be forfeited. Restricted stock units will be forfeited.

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Change in Control. Immediately prior to a change in control of the Company (as defined in the 2006 Plan), but subject to any contrary law or rule or provision of an award agreement that is in effect under the 2006 Plan prior to the change in control: (a) all outstanding stock options and SARs will become fully exercisable; (b) all restrictions applicable to outstanding restricted stock awards will lapse and (c) the delivery of shares of Common Stock deliverable under all outstanding awards of stock units will be accelerated, and the shares will be delivered. If vesting or exercisability of an award, or delivery of stock under an award, is conditioned upon satisfaction of performance criteria (as defined in the 2006 Plan) that have not been satisfied at the time of the change in control, except as otherwise provided upon grant of the award, vesting, exercisability and delivery of Common Stock will not be accelerated by the change in control unless the Administrator exercises its authority under the 2006 Plan to modify or waive terms and conditions of the award. The Administrator may also provide that any options or other awards cannot be exercised after or will be terminated after a change in control transaction. However, depending on the nature of the change in control transaction, payment of certain awards may be delayed to comply with Section 409A of the Code. If the change in control is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all awards, equal in the case of each affected award to the excess, if any, of (i) the fair market value of one share of Common Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Common Stock subject to the award, over (ii) the aggregate exercise price, if any, under the award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Administrator determines.

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Termination of Awards. Unless otherwise provided by the Administrator, each outstanding award other than restricted stock will terminate upon consummation of a covered transaction (as defined in the 2006 Plan).

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Change in and Distributions with Respect to Stock. In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization or other change in the Company’s capital structure, the Administrator will adjust the number and kind of securities that can be delivered under the 2006 Plan. In the event of distributions other than those described above, the Administrator, in its discretion may make adjustments under the 2006 Plan to avoid distortion in the operation of the 2006 Plan and preserve the value of awards.

Amendment and Termination

The Administrator at any time or times may amend the 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an award so as to affect adversely the Participant’s right under the award, unless the Administrator expressly reserved the right to do so at the time of the award. Any amendment to the 2006 Plan is conditioned upon stockholder approval only to the extent, if any, such approval is required by law or the applicable listing requirements of The Nasdaq Stock Market, LLC, as determined by the Administrator.

Reasons for the Proposed Amendment

Under the 2006 Plan, of the 800,000 shares of Common Stock authorized under the 2006 Plan, 12,989 shares were available for future award grants at December 31, 2007. The purpose of the proposed increase is to provide sufficient shares for future award grants to employees, directors, consultants, advisors and others who are in a position to make contributions to the Company and its Affiliates. The Board believes that the Company and its stockholders benefit significantly from having the Company’s key personnel receive stock awards and options to purchase the Company’s Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board also believes that stock options, particularly incentive stock options, and restricted stock awards are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its stockholders.

Awards Under the 2006 Plan

Information concerning options and restricted stock granted in 2007 to the Named Executive Officers is set forth under “Executive Compensation — 2007 Grants of Plan Based Awards Table” below. Options and restricted stock granted in 2007 were based on the number of options and restricted stock available for issuance under the 2006 Plan at the time of grant. The following table sets forth information regarding the options and restricted stock granted under the 2006 Plan as of the Record Date.

Name and position	Amount of options	Amount of restricted stock
Fletcher Jay McCusker, Chairman and Chief Executive Officer	—	50,000
Michael N. Deitch, Chief Financial Officer	—	35,000
Fred D. Furman, EVP and General Counsel	—	35,000
Craig A. Norris, Chief Operating Officer	—	35,000
Steven I. Geringer, Director	10,000	2,000
Hunter Hurst, III, Director	10,000	2,000
Richard Singleton, Director Nominee	10,000	2,000
Kristi L. Meints, Director	10,000	2,000
Warren S. Rustand, Director Nominee	10,000	2,000
Executive Group (5 persons)	—	155,000

Name and position	Amount of options	Amount of restricted stock
Non-executive Director Group (5 persons)	50,000	10,000
Non-executive Officer Employee Group (91 persons)	120,400	36,000

Other than the annual grants to those persons who are non-employee directors at the time of the annual meeting, the Compensation Committee has not made any other determinations with respect to the grant of any options, restricted stock awards or other stock-based awards covering the additional shares of Common Stock authorized by the amendment to any director, executive officer or other employee of the Company, although it may do so in the future.

On April 11, 2008, the last sale price of the Common Stock was $28.69 per share as reported on the NASDAQ Global Select Market. As of April 11, 2008, stock options for an aggregate of 170,400 shares were awarded to 100 Participants under the 2006 Plan of which options to purchase an aggregate of 50,000 shares were awarded to non-employee directors at an exercise price of $24.59 per share. In addition, as of April 11, 2008, restricted stock awards of 155,000 shares and 10,000 shares were awarded to executive officers and non-employee directors, respectively, under the 2006 Plan.

A summary of certain federal income tax consequences associated with the 2006 Plan is set forth in “U.S. Federal Income Tax Consequences of the 2006 Long-Term Incentive Plan” below.

There are two reasons for seeking stockholder approval of Proposal 2. One is to satisfy the listing requirements of The Nasdaq Stock Market, LLC that require companies whose shares are reported on the Nasdaq Global Select Market to obtain stockholder approval of amendments to stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require stockholder approval of the amendment in order for options granted for the additional shares issuable under the 2006 Plan to qualify as incentive stock options to the extent so designated and for the 2006 Plan to satisfy one of the conditions of Section 162(m) applicable to performance-based compensation.

If the stockholders do not approve Proposal 2, then the maximum number of shares issuable under the 2006 Plan will remain at 800,000 shares.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 2006 LONG-TERM INCENTIVE

PLAN

This general tax discussion is intended for the information of stockholders considering how to vote with respect this proposal and onto as tax guidance to participants in the 2006 Plan. Different tax rules may apply to specific participants and transactions under the 2006 Plan.

Generally, under existing federal tax law, Providence will be entitled to federal income tax deductions with respect to non-qualified stock options, stock appreciation rights, deferred stock units, and restricted stock awarded under the 2006 Plan, at or following the time that taxable income is realized by a participant with respect to such Awards. Generally, a participant must recognize ordinary income upon the exercise of an option other than an incentive stock option equal to the fair market value of the shares acquired minus the exercise price. Other Awards under the 2006 Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or at the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash or shares.

Generally, a participant that is granted an incentive stock option will not realize taxable income by reason of the grant or the exercise of an incentive stock option, although the exercise of an incentive stock option may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Providence will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and Providence will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. It is possible, however, for Providence to receive a deduction with respect to an incentive stock option if the participant disposes of the stock before satisfying the applicable holding period rules. As described in greater detail below, no deduction is allowed to Providence for nonperformance-based compensation Awards in excess of Section 162(m) limits that is paid to certain executive officers named in Providence’s proxy statement for the fiscal year the deduction would otherwise have been available.

Limitation on the Company’s Deduction

Section 162(m) of the Code generally limits Providence’s federal income tax deduction for compensation paid in any year to Providence’s chief executive officer and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option, in general, qualifies as “performance based” compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option awarded to an officer referred to above is not “performance based”, the amount that would otherwise be deductible by Providence in respect of such stock option will be disallowed to the extent that the officer’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of Providence’s common stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of Providence’s common stock subject to SARs granted to any person in any fiscal year is 800,000 under the 2006 Plan. The maximum number of shares subject to other awards granted to any person in any fiscal year is 800,000. The foregoing provisions are construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, are construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

The Board of Directors recommends that you vote “FOR” approval of Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2007 with respect to our equity based compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	1,138,258	$23.55	12,989
Equity compensation plans not approved by security holders	—	—	—

Total	1,138,258	$23.55	12,989

(1)	Column (a) and (b) include the following:

•	994,562 shares issuable upon exercise of outstanding stock options; and

•	143,696 shares of restricted stock issuable under the 2006 Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation in column (b).

(2)	The number of shares shown in column (c) represents the number of shares available for issuance pursuant to stock options and awards that could be granted in the future under the 2006 Plan. No additional stock options may be granted under the 1997 and 2003 Plans.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Principles and Objectives of Executive Compensation Program

The objective of the executive compensation program is to provide compensation that will attract and retain high-performing executive managers through a base salary, incentive payments and long-term incentive compensation in the form of equity based compensation and support the achievement of the goals contained in our annual internal business plan by linking a substantial portion of the executive officer’s compensation to the achievement of such goals. In addition, the executive compensation program seeks to promote enhanced personal performance by linking a portion of the executive officer’s compensation to the achievement of objectives established by the Board for the chief executive officer and the chief executive officer for each of the other executive officers, and enhance stockholder value by the use of equity compensation to further align the interests of the executive officers with those of our stockholders.

Both management and the Compensation Committee recognize the importance of maintaining sound principles for the development and administration of compensation and benefit programs. The Compensation Committee believes that our executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within our industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

The Compensation Committee intends to continue its strategy of compensating our executives through programs that emphasize performance-based incentive compensation. A significant portion of executive compensation is tied directly to our financial performance and is designed to help ensure that there is an alignment between executive compensation and our short and long-term financial performance and between our actual financial performance and our budget.

References to “we”, “us” or “our” in “Compensation Discussion and Analysis” refer to The Providence Service Corporation and not the Compensation Committee.

Elements of Executive Compensation

In line with our compensation philosophy, our executive compensation program for 2007 was comprised of base salary, annual and quarterly incentive compensation, long-term incentive compensation in the form of equity based compensation, group medical benefits, participation in the deferred compensation and 401(k) plans and perquisites. In determining the level of base salary, annual and quarterly incentive compensation and equity based compensation for executive officers, the Compensation Committee reviewed the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, reviewed surveys of compensation data for comparable companies prepared by an independent consultant and used its discretion to set compensation for individual executive officers, including the Chief Executive Officer for 2007, at levels where, in its judgment, external, internal or individual circumstances warranted.

The Compensation Committee has the authority under its charter to retain compensation consultants to assist the committee. In accordance with this authority, the Compensation Committee engaged Rodeghero Consulting Group, Inc., or RCG, as its independent outside compensation consultant to advise it on matters related to chief executive officer and other executive officer compensation for 2007. RCG reported directly to the Compensation Committee and did not provide any other services to us or advise us, and only interacts with us with the express permission of the Compensation Committee. In 2007, the Compensation Committee referred primarily to the nine companies identified below, referred to as the 2007 Peer Group, for purposes of benchmarking the compensation of our executive officers, as recommended by RCG. The 2007 Peer Group consisted of competitors for business and talent and companies of comparable size in the United States measured in terms of revenue.

•	Res-Care, Inc.

•	Maximus, Inc.

•	Cornell Companies, Inc.

•	Magellan Health Services, Inc.

•	Molina Healthcare, Inc.

•	Odyssey Healthcare, Inc.

•	Psychiatric Solutions, Inc.

•	VistaCare, Inc.

•	Centene Corp

For 2008, the Compensation Committee engaged Mercer (US) Inc, or Mercer, as its independent outside compensation consultant to provide information, analyses, and advice regarding matters related to the chief executive officer and other executive officer compensation. Mercer reports directly to the Compensation Committee and does not provide any other services to us or advise us, and only interacts with us with the express permission of the Compensation Committee. All recommendations were developed with the Compensation Committee’s intention of providing 75th percentile total compensation opportunity, 50 th percentile base salary, and a minimum of 75th percentile long-term incentive compensation and cash bonus opportunity, based upon a comparison of total compensation among companies similar to Providence and executive positions similar to our executive officers’ positions to construct a template for total compensation provided by Mercer. The Compensation Committee chose the 75th percentile total compensation, 50th percentile base salary, and 75th percentile long-term incentive compensation and cash bonus targets as a reasonable competitive response to the growing employment opportunities for our executives within our industry and as a means to further align our executives’ interest with our and our stockholders’ interests. The Compensation Committee is targeting 75th percentile total compensation opportunity with all elements of executive compensation achieving the 75th percentile of the market survey data provided by Mercer by 2010. Prior to these changes our executive compensation program approximated the 25th percentile of the market survey data analyzed by Mercer. The Compensation Committee referred to the 14 companies identified below, referred to as the 2008 Peer Group, as well as published compensation survey data, for purposes of benchmarking the compensation of our executive officers for 2008, as recommended by Mercer. The 2008 Peer Group consisted of competitors for business as well as executive talent and companies of comparable size in the United States measured in terms of revenue.

•	Corrections Corp Amer

•	Healthspring, Inc.

•	Res-Care, Inc.

•	Gentiva Health Services, Inc.

•	Sun Healthcare Group, Inc.

•	Chemed Corp.

•	Maximus, Inc.

•	Amedisys, Inc.

•	Healthways, Inc.

•	Odyssey Healthcare, Inc.

•	Cornell Companies, Inc.

•	Vistacare, Inc.

•	Advocat, Inc.

•	LHC Group, Inc.

The Compensation Committee compares our executive compensation programs as a whole, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee uses the market survey data to ensure that the executive compensation as a whole is appropriately competitive, given our performance.

Data provided by independent outside compensation consultants does not represent the sole benchmark used to set compensation for the executive officers. Target total compensation of our executive officers, including our Chief Executive Officer, is determined after reviewing the executive’s performance, long-term potential, responsibilities and experience within the context of the market survey data. In addition to these factors, the Compensation Committee also considers internal comparisons of pay within the executive group. For 2008, the Compensation Committee has targeted total executive compensation at the 75th percentile of the 2008 Peer Group data provided by Mercer. Each element of compensation is determined within the parameters established by the Compensation Committee such that targeted base salaries approximate the 50th percentile of the 2008 Peer Group data and long-term compensation (including non-equity incentive compensation and equity based compensation) approximates the 75th percentile of the 2008 Peer Group data. The Compensation Committee has chosen to tie a significant portion of our executives’ total compensation to our financial performance in an effort to reward our executives’ for achieving and exceeding the financial performance targets set by our Board and to enhance stockholder value.

The Compensation Committee takes into account the estimated accounting (pro forma expense) and the tax impact of all material changes to the executive compensation program and discusses such matters periodically during the year. Generally, an accounting expense is accrued over the relevant service period for the particular pay element (generally equal to the performance period) and we realize a tax deduction upon the payment to the executive.

Base Salary

Base salaries are an important element of compensation and are used to provide a fixed amount of compensation for the executive’s regular work. In addition, base salaries are used to reward superior individual performance of each executive officer on a day-to-day basis during the year, and to encourage them to perform at their highest levels. The base salaries of executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases to base salary recognize the overall experience, position and responsibilities within our company and expected contributions to us of each executive officer. Further, increases in salary are based on an evaluation of the individual’s performance and level of pay compared to comparable companies pay levels for similar positions. Individual base salaries can vary within a range of +/- 10% of the 50th percentile of the 2008 peer group data provided by Mercer. The degree to which individual base salaries may vary from the 50th percentile established by the Compensation Committee for 2008 depends on several factors including, but not limited to, fairness within the executive group based on internal comparisons of pay within the executive group, historical compensation, responsibilities of each executive officer, and individual contributions to further Providence’s and our stockholders’ interests. Base salaries are targeted to the median competitive data for cash compensation.

For 2007, the base salary for Fletcher McCusker, our chief executive officer, Craig Norris, our chief operating officer, Michael Deitch, our chief financial officer, Fred Furman, our executive vice president and general counsel, and Mary Shea, our executive vice president of program services, was determined in accordance with the Compensation Committee’s principles and objectives of executive compensation set forth above and amounted to $400,000, $300,000, $270,000, $270,000 and $195,000, respectively.

To further align executive compensation with executive officer performance and enhance our overall performance and investment value, the Compensation Committee approved effective January 1, 2008, increases in the annual base salaries of Messrs. McCusker, Norris, Deitch, and Furman. Effective January 1, 2008, Messrs. McCusker’s, Norris’, Deitch’s and Furman’s annual base salary are $575,000, $350,000, $300,000 and $300,000, respectively.

The effective date of merit increases typically is April 1st of each year through 2007 but was changed to January 1st in 2008. Increases in base salaries are based upon individual performance after taking into account the amount we have budgeted for the year for potential merit increases in executive base salaries. Base salary increases can also occur upon promotion.

Annual and Quarterly Incentive Compensation

Annual and quarterly incentive compensation may be awarded to executive officers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve our annual goals as set forth in the beginning of the year in the annual and quarterly plans. In 2007, the following measures were taken into consideration by the Compensation Committee in evaluating the payment of cash bonuses:

1.	our performance in comparison to our budget for the fiscal year which is determined by the various divisional executive directors and approved by the Board at the beginning of the fiscal year;

2.	change in net income compared to the prior fiscal year; and

3.	individual performance.

Each executive officer was eligible to receive a bonus under the 2007 Annual Incentive Compensation Plan, or the 2007 Annual Plan. The 2007 Annual Plan was designed as a team bonus and would have been triggered if we had met or exceeded our budgeted net income and earnings per share for fiscal 2007 (calculated after giving effect to any bonuses accrued under the 2007 Annual Plan). Individuals of the bonus team were eligible to receive a cash bonus as follows: (1) if net income and earnings per share would have exceeded budgeted target amounts by 1% to 5%, the cash bonus payable to each individual would have been 25% of the individual’s 2007 base salary; and (2) if net income and earnings per share would have exceeded budgeted target amounts by more than 5%, the cash bonus payable to each individual would have been 50% of the individual’s 2007 base salary. No bonuses were awarded to any executive officer in 2007 under this plan.

The Compensation Committee replaced the 2007 Annual Plan with an annual incentive compensation program effective January 1, 2008, referred to as the 2008 Annual Plan, whereby each of the executive officers is eligible to participate. Under the 2008 Annual Plan, a cash bonus of 100% of the base salary for Mr. McCusker and 75% of the base salary for each of Messrs. Norris, Deitch and Furman, if earned, may be paid annually to each of these executive officers. Twenty percent of the potential cash bonus is based on individual performance and 80% of the potential cash bonus is based on the achievement of earnings per share measures which have been established by the Board, or EPS. The Compensation Committee chose to tie 20% of the potential cash bonus to individual performance to recognize and reward executives’ for their individual performance. Mr. McCusker, our Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the non-equity incentive compensation of executive officers, other than himself, but does not participate in the final deliberations of the Compensation Committee. The Compensation Committee for Mr. McCusker and Mr. McCusker for the other executive officers will measure the individual performance of the executive officers against the following objectives for 2008:

McCusker	Norris	Deitch	Furman

• Enhance the Board meeting experience	• Integrate the operations of Charter LCI Corporation	• Improve financial reporting to the Board	• Manage all litigation matters

• Develop a succession plan	• Develop second tier operations staff	• Manage information technology leadership and integration	• Reduce legal expense

• Assure the integration of Charter LCI Corporation	• Enhance service development	• Integrate Charter LCI Corporation’s back office	• Maintain deal flow and due diligence flow

• Manage our not-for-profit relationships		• Develop a new internal budget format for 2009

In order to further align the executives’ interest with our and our stockholders’ interests and to enhance stockholder value, the Compensation Committee chose to tie 80% of the potential cash bonus to the achievement of our targeted financial performance as measured by EPS targets established by the Board. To the extent EPS exceeds the EPS budget/target established by the Board, the above executive officers may earn up to a maximum of 150% of their EPS bonus prorated between the EPS budget/target and 110% of the EPS budget/target. Payment of any cash bonus under this program will be paid only to the extent the EPS target is attained after expensing all compensation. The Compensation Committee believes that the 2008 Annual Plan is reasonable in light of the market survey data provided by Mercer and provides a reasonable incentive to our executives to achieve and exceed financial performance targets established by the Board.

Each executive officer was eligible to receive a bonus under the Quarterly Incentive Bonus Plan, or the Quarterly Plan, in 2007. The Quarterly Plan was designed as a team bonus and was triggered if we met or exceeded our budgeted net income and earnings per share for each quarter during our fiscal year (calculated after giving effect to any bonuses accrued under the Quarterly Plan and the Annual Plan). Individuals of the bonus team were eligible to receive a cash bonus of $5,000 for each quarter the bonus was triggered under the Quarterly Plan. The total annual amount each individual of the bonus team may have received under the Quarterly Plan was $20,000. For 2007, each executive officer received $15,000 under this plan. The Quarterly Plan is not available for 2008 and was replaced by the new incentive bonus plan for 2008.

Discretionary Cash Bonus

On March 12, 2008, the Compensation Committee approved a discretionary cash bonus for Messrs. McCusker, Norris, Deitch, and Furman. Messrs. McCusker, Norris, Deitch and Furman received a cash bonus of $450,000, $400,000, $375,000 and $375,000, respectively, based on a total compensation package that recognizes the executive’s performance, long-term potential, our financial performance and growth, including the closing of several acquisitions, responsibilities and experience within the context of the market survey data provided by Mercer as well as internal comparisons of pay within the executive group.

The discretionary cash bonuses described above are consistent with the total compensation recommendations of Mercer. Prior to the increases in the executive officers’ annual base salaries effective January 1, 2008, and the discretionary cash bonuses described above, our executive compensation program approximated the 25th percentile of the market survey data analyzed by Mercer.

Equity Based Compensation

On May 25, 2006, our stockholders, upon recommendation of the Board, approved The Providence Service Corporation 2006 Long-Term Incentive Plan, or 2006 Plan.

The 2006 Plan is intended to advance our interests and that of our stockholders by providing for the grant of stock-based and other incentive awards to enhance our ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to our success and any entity in which we own, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests and encourage such persons to take into account ours and our stockholders’ long-term interests through ownership of our common stock or securities with value tied to our common stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

The Compensation Committee considers several factors to determine the timing, amount and type of awards to grant under our 2006 Plan including the achievement of financial performance measures established by the Board, base salaries and non-equity incentive compensation, and surveys of compensation data for comparable companies prepared by an independent consultant. Typically, the Compensation Committee uses its discretion to set equity based compensation for individual executives at levels where, in its judgment, external, internal or individual circumstances warrant.

Under the 2006 Plan, the Compensation Committee has broad discretion to grant or award stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons. To date the Compensation Committee has only awarded restricted stock to executive officers under the 2006 Plan to be competitive with our peers.

Stock Options

Stock option awards granted under 2006 Plan are generally ten year options granted at fair market value on the date of grant with time based vesting over a period determined at the time the options are granted, ranging from one to four years (which is equal to the requisite service period). We do not intend to pay dividends on unexercised options. In addition, these stock options are subject to accelerated vesting provisions if there is a change of control as defined in the respective plan. New shares of our common stock are issued when the options are exercised. No options were awarded to executive officers in 2006 and 2007.

Restricted Stock

On January 24, 2007, Messrs. Furman and Norris were each awarded 35,000 shares of restricted stock as part of their long-term incentive award for 2006. On October 1, 2007, Mr. McCusker was awarded 50,000 shares of restricted stock as part of his long-term incentive award for 2007. Messrs. Furman’s and Norris’ award of restricted stock vest in equal installments on June 19, 2007, 2008 and 2009 and Mr. McCusker’s award of restricted stock vests 25% immediately and the balance in three equal installments on the first, second and third anniversaries of the date of grant. These awards were made to reward our executive officers for our financial performance. In addition, the Compensation Committee chose to award restricted stock rather than other types of rewards as a remedial action to be competitive with our peers based on market survey data provided by Mercer.

The Compensation Committee has deferred making any decisions regarding the executive equity compensation until such time as our stockholders approve an amendment to the 2006 Plan to increase the number of shares of our common stock available for issuance under the 2006 Plan.

Policy Regarding the Timing of Equity Award Grants

Since 2004, the Compensation Committee has made grants of stock options (including non-qualified and incentive stock options under existing equity plans) and, since the adoption of the 2006 Plan, has made grants of restricted stock to executive officers and employees eligible to receive equity awards in January each year in conjunction with annual performance assessments and the determination of salary adjustments. Although the Compensation Committee made its decisions regarding the number of stock options and restricted stock shares to be awarded to executive officers prior to the public release of financial results for the quarter and full year then most recently ended, the Compensation Committee made its decisions without regard to the effects that the release of our financial results might have had on our stock price. Moreover, the exercise price of the options awarded was not known until after the close of regular trading on the Nasdaq on the day the Compensation Committee met, as the exercise price per share for option awards was equal to the closing market price of our common stock on the date of grant.

In addition to the annual grants of stock options and restricted stock that typically are made in January of each year to the non-employee members of the Board (and executive officers throughout the year), such equity awards may be granted at other times during the year to new hires and employees receiving a promotion and in other special circumstances. Our policy is that only the Compensation Committee may make such grants to persons subject to the reporting requirements of Section 16 under the Exchange Act, or Section 16 Officers. The Compensation Committee has delegated the authority to the chief executive officer to make grants to non-Section 16 Officers, subject to guidelines established by the Compensation Committee throughout any given year.

Deferred Compensation

To further advance our interests and our stockholder’s interests by enhancing our ability to attract and retain certain management, key employees and independent contractors who are in a position to make contributions to our success and any entity which we own, the Board adopted the Providence Service Corporation Deferred Compensation Plan, or the Deferred Compensation Plan, which became effective on August 13, 2007. The Deferred Compensation Plan is effective beginning August 31, 2007, and is intended to be a non-qualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.

Under the Deferred Compensation Plan, a select group of management, including the executive officers, highly compensated employees and independent contractors, or Participant(s), may defer up to 100% of their base salary, service and performance based bonuses, commissions or Form 1099 compensation in order to provide for future retirement and other benefits on behalf of the Participants. We may make a discretionary credit to a Participant’s deferred compensation account in accordance with the Deferred Compensation Plan. We will maintain a deferred compensation account for each Participant where the Participant’s deferral amounts and credits we make will be credited, investment gains or losses will be credited or debited, and subsequent distributions in accordance with the rules and elections in effect from time to time will be debited. Participants will be fully vested immediately in all amounts deferred by the Participant and any discretionary credits made by us to the Participant’s deferred compensation account. We may make additional other credits to the Participant’s deferred compensation account for which the vesting will be determined at the time of grant. In addition, Participants will be able to select from several fund choices and their deferred compensation account will increase or decrease in value in accordance with the performance of the funds selected. A Participant may receive a distribution from the Deferred Compensation Plan upon a qualifying distribution event such as separation from service, disability, death, in-service or education distribution, change in control or an unforeseeable emergency all as defined in the Deferred Compensation Plan. Distributions from the Deferred Compensation Plan will be made in cash upon a qualifying distribution event under several options and in the manner elected by the Participant. For example, as determined by the Participant, distributions from the Deferred Compensation Plan may be made in a lump sum, annual installments, or a combination of both commencing as soon as possible after (but no later than 60 days after) the distribution date elected for the qualifying distribution event. The Deferred Compensation Plan is intended to be an unfunded plan administered and maintained by us primarily for the purpose of providing deferred compensation benefits to Participants.

As of December 31, 2007, no amounts have been deferred by any executive officer under the Deferred Compensation Plan.

In addition, in connection with the acquisition of Charter LCI Corporation (the parent company of LogistiCare Solutions, LLC) in December 2007, we acquired a Section 409A Deferred Compensation Rabbi Trust Plan for highly compensated employees of its non-emergency transportation services operating segment. This plan was put in place to compensate for the inability of highly compensated employees to take full advantage of our 401(k) plan.

As of December 31, 2007, 19 highly compensated employees participated in this plan.

Group Medical Benefits and Participation in 401(k) Plan

We provide the executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees. For Messrs. McCusker, Deitch, Furman and Norris, we also paid for the premiums of certain health and dental benefits for their family and additional disability and life insurance premiums on their behalf, which are not available to all salaried employees.

We provide matching contributions under our retirement savings plan equal to 10% up to $400 for each executive officer. The matching contribution is generally available to all salaried employees.

More detail on our group medical benefits and participation by the executive officers in our 401(k) plan may be found in the footnotes to the Summary Compensation Table.

Perquisites

We provide certain perquisites to our executive officers. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time, in turn allowing greater focus on company-related activities. More detail on these perquisites may be found in the narrative following the Summary Compensation Table.

Discussion of 2007 Compensation for Our Chief Executive Officer

In determining the compensation for Mr. McCusker, our chief executive officer, the Compensation Committee considered his existing compensation arrangements, compensation levels of other social services companies and the compensation levels of our peers. For 2007, the Compensation Committee made the determination that the base salary for our chief executive officer be $400,000 effective April 1, 2007. Effective January 1, 2008, the Compensation Committee approved an increase in the base salary for our chief executive officer to $575,000 based on Mr. McCusker’s contributions in furtherance of our and our stockholders’ interests, level of responsibility and the Compensation Committee’s target of 75th percentile total compensation opportunity as recommended by Mercer.

Mr. McCusker was awarded 50,000 shares of restricted stock on October 1, 2007 as part of his long-term incentive compensation for 2007. Mr. McCusker’s award of restricted stock vests 25% immediately and the balance in three equal installments on the first, second and third anniversaries of the date of grant. This award was made pursuant to the Compensation Committee’s principles and objective of executive compensation described above.

Stock Ownership Guidelines for Directors and Executive Officers

We do not set stock ownership guidelines for directors and executive officers.

Employment Arrangements and Agreements

On March 22, 2007, we entered into separate employment agreements with Messrs. McCusker, Deitch, Furman, and Norris. The employment agreements for Messrs. McCusker, Deitch and Norris are based upon the initial employment agreements entered into with them, which agreements expired in 2006. This is the first employment agreement with Mr. Furman. In addition, effective December 7, 2007 (conditioned upon the completion of the acquisition of Charter LCI Corporation) we entered into an employment agreement with John Shermyen, chief executive officer of LogistiCare Solutions, LLC, a wholly-owned subsidiary of Charter LCI Corporation.

The agreement with each of these executive officers is for an initial term of three years except for the agreement with Mr. Shermyen for which the initial term is two years. Each agreement will automatically renew for additional one year terms unless written notice of non-renewal is provided by either party at least six months prior to the end of the current term. The employment agreements include provisions for compensation for each executive officer, severance in the event of termination of employment under certain circumstances, a payment in the event of a Change in Control and restrictive covenants.

Under the employment agreements the annual base salary for each executive officer was set at an amount equal to the rate of base salaries paid to the executive officers at the end of 2006. Accordingly, for 2007, the annual base salaries rates for Messrs. McCusker, Norris, Deitch and Furman were $300,000, $265,000, $245,000 and $245,000, respectively. Mr. Shermyen’s annual base salary was set at $285,000 under his agreement. The annual base salary paid to each executive officer will be reviewed at least annually by the Board and the Compensation Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee. In addition to an annual base salary during the term of the agreement, each executive officer is eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his or her position and with our then current policies and practices.

Each executive officer covered by an employment agreement is eligible to receive a severance benefit equal to one and one half times the executive officer’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer either by us without Cause, or by the executive officer for Good Reason (each as defined in such executive’s employment agreement) except for Mr. Shermyen who is eligible to receive a severance benefit equal to twelve months of his base salary in effect at the time of termination.

Certain payment provisions of the employment agreements are also triggered by a “Change in Control,” which is defined in the employment agreements but which generally means a change in the ownership of effective control or in the ownership of a substantial portion of our assets. The benefit for the executive officers, in the case of a Change in Control, would be a payment in the following amounts:

Multiple of the average of the executive’s annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs
Fletcher Jay McCusker	Three times
Craig A. Norris	Two times
Michael N. Deitch	Two times
Fred D. Furman	Two times
John Shermyen	One and one half times

In any case the payment will not exceed the amount specified in the Code Section 162(m)(1) or any successor Code Section thereto.

The Compensation Committee considered certain legal and tax provisions, fairness to stockholders, tenure of each executive officer and general corporate practice to select the events that will trigger payments under the employment agreements noted above. Potential payments to executives upon the occurrence of the events noted above did not impact the Compensation Committee’s decisions regarding other compensation elements.

The agreements contain restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the employment agreement and any renewal periods, and for a period of 18 months (or 12 months in the case of Mr. Shermyen) after the employment agreement is terminated for any reason.

Policy on Restitution

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive.

Limitation on the Company’s Deduction

Section 162(m) of the Code generally limits our federal income tax deduction for compensation paid in any year to our chief executive officer and the three highest compensated officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option, in general, qualifies as “performance based” compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option awarded to an officer referred to above is not “performance based”, the amount that would otherwise be deductible by us in respect of such stock option will be disallowed to the extent that the officer’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of our common stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of our common stock subject to SARs granted to any person in any fiscal year is 800,000 under the 2006 Plan. The maximum number of shares subject to other awards granted to any person in any fiscal year is 800,000. The foregoing provisions are construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Code other than a stock option or SAR, are construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Code.

Executive Compensation Tables

The following table sets forth certain information with respect to compensation paid by us for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2006 and 2007 to (1) our chief executive officer, (2) our chief financial officer and (3) each of our three other most highly compensated executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2007 or the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) (7) ($)	Total ($)
Fletcher Jay McCusker	2007	375,000	—	467,145	—	15,000	33,809	890,954
Chairman and Chief Executive Officer	2006	285,417	—	—	—	10,000	35,080	330,497
Craig A. Norris	2007	291,250	—	443,436	—	15,000	19,826	769,512
Chief Operating Officer	2006	246,041	5,000	—	—	10,000	18,073	279,114
Michael N. Deitch	2007	263,751	—	308,784	—	15,000	26,665	614,200
Chief Financial Officer	2006	230,417	5,000	165,966	—	10,000	22,693	434,076
Fred D. Furman	2007	263,751	—	443,436	—	15,000	44,796	766,983
Executive Vice President and General Counsel	2006	230,417	5,000	—	—	10,000	43,267	288,684
Mary J. Shea	2007	192,500	—	—	—	15,000	13,300	220,800
Executive Vice President of Program Services	2006	176,167	—	—	—	10,000	11,721	197,888

(1)	Includes amounts deferred under our 401(k) plan.

(2)	Messrs. Deitch, Furman and Norris each received a cash bonus of $5,000 on April 28, 2006 in recognition of their individual performance related to our underwritten follow-on offering of our common stock completed in April 2006.

(3)	This column shows the amount we have expensed during 2006 and 2007 under SFAS 123R for all outstanding restricted stock. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. These award fair values have been determined based on the assumptions set forth in our Annual Reports on Form 10-K for the years ended December 31, 2006 (Note 12, Stock-Based Compensation Arrangements) and 2007 (Note 14, Stock-Based Compensation Arrangements). Notwithstanding the requirements of SFAS 123R for calculating fair value of stock awards, Item 402 of Regulation S-K, as amended, requires that we disclose compensation cost of stock awards excluding an estimate of forfeitures related to service-based vesting conditions. Thus, the fair value of the stock award to each of Messrs. McCusker, Norris, Deitch and Furman assumes that they will perform the requisite service to vest in the award.

(4)

No options were granted to the Named Executive Officers in 2006 and 2007. With respect to awards granted in previous fiscal years, no compensation cost was recognized in fiscal year 2006 and 2007 under SFAS 123R for these options because the vesting dates of all unvested options outstanding under the 1997 Stock Option and Incentive Plan and 2003 Stock Option Plan as of December 29, 2005 were accelerated. The purpose of accelerating the vesting of outstanding unvested options was to enable us to avoid recognizing stock-based compensation expense related to options granted prior to December 29, 2005 in future periods as a result of the adoption of SFAS 123R on January 1, 2006.

(5)	The amounts in this column reflect the cash incentive awards made to the Named Executive Officers under the Quarterly Plan. See related discussion in the “Compensation Discussion and Analysis” section above.

(6)	We provide the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. For Messrs. McCusker, Norris, Deitch and Furman and Ms. Shea, we also paid for the premiums of certain health and dental benefits for their family and additional disability and life insurance for each Named Executive Officer, which are not available to all salaried employees and are included in this column. The amounts in this column include the following:

•

Health, dental, life and disability insurance premiums we paid on behalf of Messrs. McCusker, Norris, Deitch and Furman and Ms. Shea in the following amounts for the year ended December 31, 2006, respectively: $18,425, $15,873, $17,628, $13,034 and $9,971. For the year ended December 31, 2007, we paid health, dental and disability insurance premiums on behalf of Messrs. McCusker, Norris, Deitch and Furman and Ms. Shea in the amounts of $20,602, $18,076, $20,402, $14,419 and $11,200, respectively.

•

Matching contributions by us under our retirement savings plan were made on behalf of Messrs. Norris, Deitch, Furman and Ms. Shea in the amount of $400 each for the years ended December 31, 2006 and 2007.

•

We pay insurance premiums under an insurance plan that we provide for Mr. McCusker with coverage of up to $500,000. We paid $14,505 and $12,657 in premiums on this policy on behalf of Mr. McCusker in the years ended December 31, 2006 and 2007, respectively.

(7)	In addition to amounts disclosed in note (6) above, this column also includes the incremental value of perquisites for the Named Executive Officers detailed in the following table.

	Year	Car Usage (a) ($)	Company Apartment (b) ($)	Travel (c) ($)	Other (d) ($)	Total ($)
Fletcher Jay McCusker	2007	—	—	—	550	550
Chairman and Chief Executive Officer	2006	—	—	—	2,150	2,150
Craig A. Norris	2007	—	—	—	1,350	1,350
Chief Operating Officer	2006	—	—	—	1,800	1,800
Michael N. Deitch	2007	4,463	—	—	1,400	5,863
Chief Financial Officer	2006	4,415	—	—	250	4,665
Fred D. Furman	2007	—	17,988	11,789	200	29,977
Executive Vice President and General Counsel	2006	—	17,803	11,830	200	29,833
Mary J. Shea	2007	—	—	—	1,700	1,700
Executive Vice President of Program Services	2006	—	—	—	1,350	1,350

(a)	The incremental cost to us for personal use of a car provided by us is calculated as a portion of the annual lease, and the fuel and maintenance attributable to the personal use.

(b)

Mr. Furman resides and works outside of Arizona, but regularly commutes to our headquarters in Arizona. Included in All Other Compensation for Mr. Furman for the years ended December 31, 2006 and 2007, are payments for expenses related to the cost to maintain an apartment for Mr. Furman when he works at our headquarters. We value this benefit based on the actual cost incurred to maintain an apartment for Mr. Furman in Arizona.

(c)	For the years ended December 31, 2006 and 2007, we paid $11,606 and $11,671, respectively, related to transportation, and $224 and $118, respectively, for other miscellaneous expenses for Mr. Furman to commute to the corporate office. We value this benefit based on the actual cost incurred for Mr. Furman to commute from his primary state of residency to our corporate office.

(d)	Amounts in this column represent a per diem allowance of $50 per day to the Named Executive Officers while they are traveling for business purposes.

Grants of Plan Based Awards Table

The following Grants of Plan Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to the Named Executive Officers during the years ended December 31, 2007. We do not have thresholds, targets or maximums with respect to our equity incentive plans and have therefore omitted the corresponding columns. The compensation plans under which the grants in the following table were made are described under the subheadings entitled “Annual and Quarterly Incentive Compensation” and “Equity Based Compensation” in the Compensation Discussion and Analysis section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Fletcher Jay McCusker	(1)	5,000	20,000	20,000	—	—
	10/1/07	—	—	—	50,000	1,496,500
Craig A. Norris	(1)	5,000	20,000	20,000	—	—
	1/24/07	—	—	—	35,000	868,000
Michael N. Deitch	(1)	5,000	20,000	20,000	—	—
Fred D. Furman	(1)	5,000	20,000	20,000	—	—
	1/24/07	—	—	—	35,000	868,000
Mary J. Shea	(1)	5,000	20,000	20,000	—	—

(1)	Amounts represent the threshold (minimum amount payable if the performance criteria for any individual fiscal quarter is met), target (payment made if the performance criteria is met for all four fiscal quarters) and maximum payouts under the Quarterly Plan for the year ended December 31, 2007 performance period. The actual amounts earned by the Named Executive Officers in 2007 under the Quarterly Plan are set forth under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. No amounts were earned or paid in 2007 under the 2007 Annual Plan.

(2)	The amounts shown in this column represent Restricted Stock Awards granted on January 24, 2007 and October 1, 2007. The SFAS 123R value of each of the awards granted on January 24, 2007 and October 1, 2007 was $24.80 and $29.93 per share, respectively. Dividends are not paid on restricted stock awards.

Quarterly Plan

Each executive officer was eligible to receive a bonus under the Quarterly Plan in 2007. The Quarterly Plan was designed as a team bonus and was triggered if we met or exceeded our budgeted net income and earnings per share for each quarter during our fiscal year (calculated after giving effect to any bonuses accrued under the Quarterly Plan). Individuals of the bonus team were eligible to receive a cash bonus of $5,000 for each quarter the bonus was triggered under the Quarterly Plan. The total annual amount each individual of the bonus team may have received under the Quarterly Plan was $20,000. For 2007, each executive officer received $15,000 under this plan. The Quarterly Plan is not available for 2008.

Employment Arrangements and Agreements

On March 22, 2007, we entered into separate employment agreements with Messrs. McCusker, Deitch, Furman, and Norris. The employment agreements for Messrs. McCusker, Deitch and Norris are based upon the initial employment agreements entered into with them, which agreements expired in 2006. This is the first employment agreement with Mr. Furman. In addition, effective December 7, 2007 (conditioned upon the completion of the acquisition of Charter LCI Corporation) we entered into an employment agreement with John Shermyen, chief executive officer of LogistiCare Solutions, LLC, a wholly-owned subsidiary of Charter LCI Corporation.

The agreement with each of these executive officers is for an initial term of three years except for the agreement with Mr. Shermyen for which the initial term is two years. Each agreement will automatically renew for additional one year terms unless written notice of non-renewal is provided by either party at least six months prior to the end of the current term. The employment agreements include provisions for compensation for each executive officer, severance in the event of termination of employment under certain circumstances, a payment in the event of a Change in Control and restrictive covenants.

Under the employment agreements the annual base salary for each executive officer was set at an amount equal to the rate of base salaries paid to the executive officers at the end of 2006. Accordingly, for 2007, the annual base salaries rates for Messrs. McCusker, Norris, Deitch and Furman were $300,000, $265,000, $245,000 and $245,000, respectively. Mr. Shermyen’s annual base salary was set at $285,000 under his agreement. The annual base salary paid to each executive officer will be reviewed at least annually by the Board and the Compensation Committee or other applicable committee of the Board in accordance with our compensation polices and guidelines then in effect, and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee. In addition to an annual base salary during the term of the agreement, each executive officer is eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with his or her position and with our then current policies and practices.

Each executive officer covered by an employment agreement is eligible to receive a severance benefit equal to one and one half times the executive officer’s base salary upon executing a general release in favor of us in the event of a termination of the executive officer either by us without Cause, or by the executive officer for Good Reason (each as defined in such executive’s employment agreement) except for Mr. Shermyen who is eligible to receive a severance benefit equal to twelve months of his base salary in effect at the time of termination.

Certain payment provisions of the employment agreements are also triggered by a “Change in Control,” which is defined in the employment agreements but which generally means a change in the ownership of effective control or in the ownership of a substantial portion of our assets. The benefit for the executive officers, in the case of a Change in Control, would be a payment in the following amounts:

Multiple of the average of the executive’s annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs
Fletcher Jay McCusker	Three times
Craig A. Norris	Two times
Michael N. Deitch	Two times
Fred D. Furman	Two times
John Shermyen	One and one half times

In any case the payment will not exceed the amount specified in the Code Section 162(m)(1) or any successor Code Section thereto.

The agreements contain restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of the non-competition and non-solicitation covenants is for a period that includes the term of the employment agreement and any renewal periods, and for a period of 18 months (or 12 months in the case of Mr. Shermyen) after the employment agreement is terminated for any reason.

Outstanding Equity Awards at December 31, 2007

The following table reflects the equity awards granted by us to the Named Executive Officers that remain outstanding at December 31, 2007:

	Option Awards (1)			Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fletcher Jay McCusker
2/16/05	50,000	20.62	2/16/15	—	—	—	—
12/6/05	20,000	28.47	12/6/15	—	—	—	—
10/1/07	—	—	—	37,500	1,055,250	37,500	1,055,250
Craig A. Norris
2/16/05	5,000	20.62	2/16/15	—	—	—	—
12/6/05	20,000	28.47	12/6/15	—	—	—	—
1/24/07	—	—	—	23,335	656,647	23,335	656,647
Michael N. Deitch
2/16/05	25,000	20.62	2/16/15	—	—	—	—
12/6/06	20,000	28.47	12/6/15	—	—	—	—
6/19/06	—	—	—	23,334	656,619	23,334	656,619

	Option Awards (1)			Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred D. Furman
9/10/03	23,446	13.44	9/10/13	—	—	—	—
2/16/05	25,000	20.62	2/16/15	—	—	—	—
12/6/05	20,000	28.47	12/6/15	—	—	—	—
1/24/07	—	—	—	23,335	656,647	23,335	656,647
Mary J. Shea
2/16/05	10,000	20.62	2/16/15	—	—	—	—
12/6/05	5,000	28.47	12/6/15	—	—	—	—

(1)	On December 6, 2005, the Board, upon recommendation of the Compensation Committee, approved the acceleration of the vesting dates of all unvested stock options previously awarded to eligible employees, directors and consultants, including stock options granted to the Named Executive Officers and non-employee directors effective December 29, 2005: provided the option holder was actively an employee, director or consultant of our company on December 29, 2005. All other terms of the stock options previously awarded remained the same.

(2)	Restricted stock vests in accordance with the schedule below.

Grant Date	Vesting
6/19/2006	1/3 per year beginning on the anniversary of the grant
1/24/2007	1/3 on 6/19/2007 and 1/3 on 6/19/2008 and 1/3 on 6/19/2009
10/1/2007	1/4 immediately and 1/4 per year beginning on the anniversary of the grant

Option Exercises and Stock Vesting Table

The following table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Fletcher Jay McCusker	—	—	12,500	374,125
Craig A. Norris	15,000	140,700	11,665	328,020
Michael N. Deitch	10,000	135,000	11,666	328,048
Fred D. Furman	15,000	197,050	11,665	328,020
Mary J. Shea	—	—	—	—

Estimated Benefits Upon Termination or a Change in Control

As noted in the Compensation Discussion and Analysis under the subheading “Employment Arrangements and Agreements”, we entered into separate employment agreements with Messrs. McCusker, Deitch, Furman, and Norris on March 22, 2007, or the Employment Agreements. The Employment Agreements provide for severance payments to each Named Executive Officer in the event of termination of employment under certain circumstances and a payment in the event of a Change in Control.

Each Named Executive Officer covered by an employment agreement is eligible to receive a severance benefit equal to one and one half times the Named Executive Officer’s base salary upon executing a general release in favor of us in the event of a termination of the Named Executive Officer either by us without Cause, or by the Named Executive Officer for Good Reason except for Mr. Shermyen who is eligible to receive a severance benefit equal to twelve months of his base salary in effect at the time of termination.

Under the Employment Agreements, Cause is defined as:

(i) Fraud or theft committed by the employee against us or any of our subsidiaries, affiliates, joint ventures and related organizations, including any entity managed by us (collectively referred to as “Affiliates”), or commission of a felony; or

(ii) Gross negligence of the employee or willful misconduct by the employee that results, in either case, in material economic harm to us or our Affiliates; or

(iii) Breach of any provision by the employee of the Employment Agreement or breach of any fiduciary duty or duty of loyalty owed to us or our Affiliates, if such breach continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

(iv) Conduct of the employee tending to bring us or our Affiliates into public disgrace; or

(v) Neglect or refusal by the employee to perform duties or responsibilities as directed by us, the Board or any executive committee established by the Board, or violation by the employee of any express direction of any lawful rule or regulation established by us or the Board or any committee established by the Board which is consistent with the scope of the employee’s duties under the Employment Agreement, if such failure, refusal, or violation continues uncured for a period 10 days after written notice from us to the employee specifying the failure, refusal, or violation and our intention to terminate the Employment Agreement for Cause; or

(vi) Commission of any acts or omissions by the employee resulting in or intended to result in direct material personal gain to the employee at our or our Affiliates’ expense; or

(vii) Employee materially compromises our or our Affiliates’ trade secrets or other confidential and proprietary information.

Cause does not include a bona fide disagreement over a corporate policy, so long as the employee does not willfully violate on a continuing basis specific written directions from the Board or any executive committee of the Board, which directions are consistent with the provisions of the Employment Agreement. Action or inaction by the employee is not be considered “willful” unless done or omitted by him intentionally and without his reasonable belief that his action or inaction was in our or our Affiliates’ best interests, and does not include failure to act by reason of total or partial incapacity due to physical or mental illness.

Under the Employment Agreements, Good Reason is defined as:

(i) The assignment to the employee by us of any duties inconsistent with the employee’s status with us or a substantial alteration in the nature or status of the employee’s responsibilities from those in effect on the effective date of the Employment Agreement, or a reduction in the employee’s titles or offices as in effect on the effective date of the Employment Agreement, except in connection with the termination of his employment for Cause or disability or as a result of the employee’s death, or by the employee other than for Good Reason, or our establishment of a new office to which the employee may be asked to report, or our hiring of a President or other officer which may result in the reassignment of some of the employee’s duties to someone in our employ below the level of the employee; or

(ii) A reduction by us in the employee’s base salary as in effect on the effective date of the Employment Agreement or as the same may be increased from time to time during the term of the Employment agreement; or

(iii) The relocation of the employee to one of our offices located more than ninety (90) miles from Tucson, Arizona; or

(iv) Any material breach by us of a material term or provision contained in the Employment Agreement, which breach is not cured within thirty (30) days following the receipt by the Board of written notice of such breach; or

(v) We give the employee proper notice in accordance with the Employment Agreement that the Employment Agreement will not be extended or renewed for an additional one (1) year period from the end of the term of the Employment Agreement or from the end of any subsequent annual renewal date.

Under the Employment Agreements, a Change in Control is defined with reference to the definition of that term in the 2006 Plan and refers to an event or events, in which:

•

any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us or our subsidiaries, (ii) any fiduciary holding securities under our employee benefit plan or our subsidiaries, or (iii) any company owned by our stockholders), is or becomes the “beneficial owner” of 25% or more of our voting outstanding securities;

•

our stockholders approve certain (i) mergers or consolidations as more specifically described in the Employment Agreements, (ii) our complete liquidation or (iii) the sale or disposition of all or substantially all of our assets; or

•	a majority of our directors are replaced in certain circumstances during any period of two consecutive years.

The receipt of the payments and benefits to the Named Executive Officers under their Employment Agreements with us are generally conditioned upon their complying with non-competition, non-solicitation/non-piracy and non-disclosure provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described therein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

Severance Payments

The table below includes a description and the amount of estimated payments and benefits that would be provided by us (or our successor) to each of the Named Executive Officers under each Employment Agreement, assuming that such agreements had been in effect and the termination circumstance occurred on December 31, 2007, but a Change in Control had not occurred:

Estimated Amount of Termination Payment to:
Type of Payment	Termination Event	Fletcher Jay McCusker	Michael N. Deitch	Fred D. Furman	Craig A. Norris

Payment of accrued but unused vacation time	Termination for Cause, death or disability	None	None	None	None

Lump sum severance payment	Termination without Cause or by executive for Good Reason	$600,000	$405,000	$405,000	$450,000

Pro rata portion of Bonuses	Death or disability	None	None	None	None

Continued coverage under medical, dental, hospitalization and life insurance plans	Death, termination without Cause, or termination by executive for Good Reason	None	None	None	None

Change in Control Payments

In the event of a Change in Control of our company, Mr. McCusker is entitled to receive a lump sum payment equal to $1.00 less than three times his average annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs, but not in excess of the amount specified in the Code Section 162(m)(1) or any successor Code Section. The Employment Agreements for Messrs. Deitch, Furman and Norris provide that the Named Executive Officer would receive a benefit in an amount equal to two times the average of his annual W-2 compensation from us for the most recent five taxable years ending before the date on which the Change in Control occurs subject to the same Code Section 162(m)(1) limitation indicated above. The lump sum payment will be paid to the Named Executive Officer upon the closing of the transaction causing the Change in Control. Upon a Change in Control all of the Named Executive Officers also are entitled to an accelerated vesting and payment of stock options and restricted stock awards granted to that Named Executive Officer. However, if the sum of any lump payments, the value of any accelerated vesting of stock options and restricted stock awards, and the value of any other benefits payable to the Named Executive Officer, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), then such lump sum payment or other benefit will be reduced to the largest amount that will not result in receipt by the Named Executive Officer of a parachute payment.

The following table quantifies the estimated maximum amount of payments and benefits under the Employment Agreements and agreements relating to awards granted under our 2006 Plan to which the Named Executive Officers would be entitled upon termination of employment if we terminated their employment without cause following a Change in Control of our company that occurred on December 31, 2007.

Name	Change in Control Payment ($)	Value of Accelerated Vesting of Equity Awards (1) ($)	Total Termination Benefits (2) ($)
Fletcher Jay McCusker	428,988	299,309	728,297
Michael N. Deitch	410,187	100,005	510,192
Fred D. Furman	850,517	100,005	950,522
Craig A. Norris	475,205	100,005	575,210

(1)	This amount represents the unrealized value of the unvested portion of the respective Named Executive Officer’s restricted stock based upon the closing price of Common Stock of $28.14 on December 31, 2007 and was calculated in accordance with Section 280G of the Code and the regulations promulgated thereunder.

(2)	No value has been assigned to any provisions of the Employment Agreements that remain in force following the Change in Control (e.g. non-compete provisions).

Compensation Committee Report

The Compensation Committee of the Board operates under a written charter and is comprised entirely of directors meeting the independence requirements of Nasdaq listing requirements. The Board established this committee to discharge the Board’s responsibilities relating to compensation of the Company’s chief executive officer and each of the Company’s other executive officers. The Compensation Committee has overall responsibility for decisions relating to all compensation plans, policies, and benefit programs as they affect the chief executive officer and other executive officers.

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2008 Proxy Statement.

The Compensation Committee

Hunter Hurst, III (Acting Chairperson)	Kristi L. Meints	Richard Singleton

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee of the Board consists of Messrs. Hurst and Singleton and Ms. Meints. Ms. Meints is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.provcorp.com under “Investor Information”.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Providence’s internal control over financial reporting as of December 31, 2007, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway

Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with McGladrey & Pullen, LLP (“M&P”), the independent registered public accounting firm, its review and report on Providence’s control over financial reporting. Providence published these reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Audit Committee has reviewed and discussed with management and M&P the audited consolidated financial statements of Providence for the fiscal year ended December 31, 2007. Management represented to the Audit Committee that Providence’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of M&P the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communication with Audit Committees.”

The Audit Committee received the written disclosures and the confirming letter from M&P required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with M&P its independence from Providence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in Providence’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the SEC on March 14, 2008.

The Audit Committee

Kristi L. Meints (Chairperson)	Hunter Hurst, III	Richard Singleton

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent public accountant for the fiscal year ended December 31, 2007, was the firm of M&P. The Audit Committee of the Board is in the process of selecting an independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008.

The Company has been advised that representatives of M&P will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Independent Auditor Fee Information

Fees for professional services provided by M&P, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2007 and 2006 in each of the following categories were:

	Fiscal Year Ended December 31,
	2007	2006
Audit fees	$976,000	$592,000
Audit related fees	$269,000	$207,000
Tax fees	$—	$—
All other fees	$—	$—

Total	$1,245,000	$799,000

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and other procedures normally required by the independent auditor in order to be able to form an opinion on the Company’s consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed by M&P in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings. In addition, for 2007, audit fees of approximately $315,000 were incurred for services performed in association with the Company’s annual financial statement audit related to Charter LCI Corporation which was acquired by the Company in December 2007.

Audit Related Fees. Audit related fees consisted of amounts incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit related services included due diligence related to mergers and acquisitions, and accounting consultations and audits in connection with acquisitions.

Tax Fees. No tax fees were incurred during the periods presented.

All Other Fees. No other fees were incurred during the periods presented.

The Audit Committee has considered and determined that the services provided by M&P are compatible with M&P maintaining its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all audit services provided to the Company by M&P in fiscal year 2007. No non-audit services were provided by M&P in fiscal year 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within and outside of the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2009 (the “2009 Annual Meeting”) will be December 22, 2008. As to all such matters which the Company does not have notice on or prior to December 22, 2008, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2009 Annual Meeting to vote on such proposal.

A stockholder proposal for the 2009 Annual Meeting must be submitted to the Company at its principal executive offices located at 5524 East Fourth Street, Tucson, Arizona 85711 by December 22, 2008 to receive consideration for inclusion in the Company’s proxy materials relating to the 2009 Annual Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8 and applicable requirements set forth in the Company’s bylaws.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) that will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company did not receive notice by March 7, 2008 were to be presented at the Annual Meeting; (ii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iii) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; (iv) the approval of the minutes of the prior meeting if such approval does not amount to ratification of the action taken at that meeting; and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s 2007 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC. The Annual Report to Stockholders is not a part of the proxy solicitation materials.

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, without charge except for exhibits to the report, by writing the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company’s annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Company’s proxy statement and annual report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 or by calling (520) 747-6600. Eligible stockholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors

/s/ Fletcher Jay McCusker
Fletcher Jay McCusker
Chairman of the Board and Chief Executive Officer

April 18, 2008

Tucson, Arizona

APPENDIX A

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE 2006 PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 800,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b) Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of 2006 Plan. No Awards may be made after May 25, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5) Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6) Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7) Section 409A of the Code.

(i) Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii) If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii) Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv) Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1) Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2) Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant.

Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4) Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(5) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Restricted Stock and Other Awards Not Requiring Exercise

(1) Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2) Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7.	EVENTS AFFECTING OUTSTANDING AWARDS

(a) Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1) Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2) Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4) Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c) Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3) Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9.	OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10.	WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11.	MISCELLANEOUS

(a) No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d) Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f) No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g) Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h) Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i) 2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j) Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

12.	AMENDMENTS

Approval Date*	Section Amended	Nature of Amendment

	Section 4. (a)	Increased authorized shares under Section 4(a) from 800,000 to 1,800,000

*	If the proposed amendment to the 2006 Plan is adopted by the Company’s stockholders at the 2008 Annual Meeting of Stockholders, the number of shares of Common Stock available for issuance pursuant to the 2006 Plan will be 1,800,000 and Section 4. (a) will be amended and restated as set forth in italics.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the

Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(a) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

ADDENDUM TO THE PROVIDENCE SERVICE CORPORATION (“COMPANY”)

2008 PROXY STATEMENT

The Proxy Statement, addendum and proxy card are first being mailed to Company stockholders on or about April 25, 2008.

The following language replaces the first two paragraphs under the heading “Independent Public Accountants” of the Company’s 2008 Proxy Statement dated April 18, 2008.

On April 14, 2008, the Audit Committee of the Board of Directors of the Company dismissed McGladrey & Pullen, LLP (“M&P”) as the Company’s independent auditor effective April 14, 2008.

During its tenure, M&P issued reports on the Company’s consolidated balance sheets as of December 31, 2007, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years ended December 31, 2007, 2006, 2005 and 2004. The reports of M&P on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2007 and through April 14, 2008, there were no disagreements between the Company and M&P on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of M&P would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company’s financial statements.

During the two fiscal years ended December 31, 2007 and through April 14, 2008 , there were no reportable events with M&P as set forth in Item 304 (a)(1)(v) of Regulation S-K.

Representatives of M&P will not be present at the Annual Meeting.

On April 22, 2008, the Company, upon the approval of the Audit Committee of its Board of Directors, engaged KPMG LLP (“KPMG”) as the Company’s new independent accountants to audit the Company’s financial statements for the year ending December 31, 2008. KPMG has not audited the Company’s financial statements in the two most recent fiscal years or any interim period. During the Company’s two most recent fiscal years and the subsequent interim period through April 22, 2008, the Company consulted with KPMG regarding the application of accounting principles covering the Company’s purchase price accounting and issuance of convertible senior subordinated notes in connection with the Company’s acquisition of Charter LCI Corporation (“Charter LCI”) in December 2007. Due to the size and complexity of this transaction, KPMG was consulted with respect to the application of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” to the Company’s allocation of the purchase price to acquire Charter LCI. In addition, KPMG provided guidance with respect to the application of Accounting Principle Board Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrant,” SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and associated accounting principles literature to the Company’s issuance of convertible senior subordinated notes in connection with the Company’s acquisition of Charter LCI. The Company also consulted with KPMG regarding the balance sheet classification of a non-controlling interest in the form of convertible preferred shares which were issued in connection with the Company’s acquisition of WCG International Ltd. in 2007. In addition, the Company also consulted with KPMG regarding the application of SFAS No. 109, “Income Taxes” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in connection with the

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preparation of the Company’s income tax provision. Decisions regarding the accounting treatment of these items were made by the Company based upon the interpretive guidance provided by KPMG related to the application of applicable accounting principles. The Company’s accounting for the above mentioned matters was consistent with the views provided by KPMG. Except for the consultations described above, during the period referred to above, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements. In addition, the Company has not consulted KPMG regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K) during the two most recent fiscal years and the subsequent interim period through April 22, 2008. In the course of its discussions concerning the appointment, the Company did provide and discuss with KPMG the information with respect to the dismissal of M&P, the Company’s former independent accounting firm, included in the Company’s Current Report on Form 8-K which was filed with Securities and Exchange Commission on April 18, 2008.

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THE PROVIDENCE SERVICE CORPORATION 5524 E. Fourth Street Tucson, AZ 85711

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Providence Service Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Providence Service Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRVSVI	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE PROVIDENCE SERVICE CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
Vote on Directors		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. ELECTION OF DIRECTORS		All	All	Except
Nominees: 01) Warren Rustand 02) Richard Singleton
		☐	☐	☐

Vote on Proposal							For	Against	Abstain

2.         To amend The Providence Service Corporation 2006 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under The Providence Service Corporation 2006 Long-Term Incentive Plan, as more fully described in the accompanying Proxy Statement.

							☐	☐	☐

3. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders, Notice of the Company’s 2008 Annual Meeting of Stockholders and the Proxy Statement (including the addendum to the Proxy Statement) relating thereto.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

THE PROVIDENCE SERVICE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE PROVIDENCE SERVICE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS May 21, 2008

The stockholder(s) hereby appoint(s) Michael Deitch and Kate Blute, or either of them, as proxies, each with the power to appoint his undersigned substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of The Providence Service Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time on May 21, 2008 (the “Annual Meeting”), at the Hacienda Del Sol Guest Ranch Resort, 5601 N. Hacienda Del Sol Road, Tucson, Arizona 85718, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE AMENDMENT TO THE 2006 LONG-TERM INCENTIVE PLAN. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJUOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE